7/04

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this day of [redacted] in the year 2018 , between
REEC 286 LENOX LLC
party of the first part, hereinafter referred to as OWNER, and

VISITING NURSE SERVICE[redacted] OF NEW YORK party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the premises as more particularly shown on Exhibit A attached to this Lease and located

in the building known as 286 Lenox Avenue
in the Borough of Manhattan , City of New York, for the term of approximately ten (10) years

(or until such term shall sooner cease and expire as hereinafter provided) [redacted] at the rent set forth in the Rider attached hereto.

which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, [redacted]

[redacted] the [redacted]

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for see Article 42 of Lease Rider. and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant's expense.

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or

requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents , contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees

Rider to be added if necessary

of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or

thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demises premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant's address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner's managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner's option, notices and bills to Tenant may be sent by hand delivery.

Services Provided by Owner: 29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) if the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 pm., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, as defined under Owner's contract with the applicable Operating Engineers contract, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Rider to be added if necessary.

Adjacent Excavation-Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. Tenant has deposited with Owner the sum of $ as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Rider to be added if necessary.

Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:

REEC 286 Lenox LLC

By: [signature]

Witness for Tenant:

VISITING NURSE SERVICES OF NEW YORK

By: [signature]

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF New York

On the 3rd day of July in the year 2018, before me, the undersigned, a Notary Public in and for said State, personally appeared Mark Flanery, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

MERI HARBOUR
Notary Public, State of New York
No. 01HA6288862
Qualified in New York County
Commission Expires September 9, 2021

[signature]
NOTARY PUBLIC

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the demised premises as a "statutory tenant." As a further inducement to Owner to make this lease, and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of, the terms of this lease or of this guarantee, that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: .... in the year ....

....
Guarantor

....
Witness

....
Guarantor's Residence

....
Business Address

....
Firm Name

STATE OF NEW YORK) ss.:

COUNTY OF)

On the day of in the year
before me, the undersigned, a Notary Public in and for said State, personally appeared ,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument

....
Notary Public

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on door and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address

Premises

TO

STANDARD FORM OF

Office Lease

The Real Estate Board of New York, Inc.

Dated in the year

Rent Per Year

Rent Per Month

Term
From
To

Drawn by ....

Checked by ....

Entered by ....

Approved by ....

RIDER ANNEXED TO AND FORMING A PART OF AGREEMENT OF LEASE DATED AS OF ____________________, 2018 BY AND BETWEEN REEC 286 LENOX LLC ("LANDLORD") AND VISITING NURSE SERVICE OF NEW YORK ("TENANT")

(The terms "demised premises" or "Premises" are those premises demised to the Tenant hereunder located on the entire third (3rd) and fourth (4th) floors in the Building known as 286-288 Lenox Avenue, New York, New York, as more particularly depicted on the annexed Exhibit A.)

If any provision of this Rider conflicts or is inconsistent with any provision of Articles 1 through 40 of this Lease, the terms of this rider shall govern and prevail and the provisions of Articles 1 through 40 shall be deemed amended accordingly.

41. Fixed Rent; Additional Rent; Commencement; Term.

(a) The term of this Lease (the "Term") shall commence on the date possession of the demised premises is delivered to Tenant with Landlord's Work (as defined herein) substantially completed (the "Commencement Date") and, shall expire, unless sooner terminated, on the last day of the tenth (10th) Lease Year (as defined herein) (the "Expiration Date"). Landlord and Tenant agree to execute a commencement date agreement setting forth the Commencement Date, the Rent Commencement Date and the Expiration Date of the Term (subject to extension as herein provided) once such dates become ascertainable, provided, however, the failure to execute same will not affect the validity or effectiveness of this Lease or such dates. Tenant covenants and agrees to pay to Landlord fixed rent (the "Fixed Rent"), commencing as of the Rent Commencement Date through and including the Expiration Date, as follows:

Period	Annual Rent	Monthly Rent
Lease Year 1	$426,290.00	$35,524.17
Lease Year 2	$434,815.80	$36,234.65
Lease Year 3	$443,512.12	$36,959.34
Lease Year 4	$452,382.26	$37,698.53
Lease Year 5	$461,430.01	$38,452.50
Lease Year 6	$506,938.61	$42,244.88
Lease Year 7	$517,077.38	$43,089.78
Lease Year 8	$527,418.93	$43,951.58
Lease Year 9	$537,967.30	$44,830.61
Lease Year 10	$548,726.65	$45,727.22
First day of Lease Year 11 – Expiration Date	$559,701.18	$46,641.77

As used herein, "Lease Year" shall mean (i) the consecutive twelve (12) calendar month period commencing with the Rent Commencement Date, where the Rent Commencement Date is the first day of a calendar month or (ii) the consecutive twelve (12) calendar month period commencing with the first day of the month following the month in which the Rent Commencement date occurs where the Rent Commencement Date is not the first day of a calendar month, and the first Lease Year shall also include the partial month immediately following the Rent Commencement Date.

(b) (i) Tenant may extend the Term of this Lease for all of the demised premises (which shall be deemed to include any right of first offer space should Tenant have elected to exercise any of such rights of first offer provided under Article 90 of this Lease) (the "Renewal Option") for one (1) additional five (5) year period (the "Renewal Period"), on notice given to Landlord not less than one hundred eighty (180) days prior to the Expiration Date of this Lease. **TIME SHALL BE OF THE ESSENCE** with respect to the giving of the notice. Failure to give such notice shall be deemed a waiver of the right to extend and once sent, the Renewal Option shall be irrevocable. Notwithstanding the foregoing, in the event a default is continuing under the Lease at the time of the exercise of the Renewal Option or at the commencement of the Renewal Period, Landlord may refuse to extend the Term of the Lease, and it shall be as if Tenant never exercised its Renewal Option. The Renewal Period shall be on all the same terms and conditions of this Lease except that the Fixed Rent during the Renewal Period shall be the greater of (x) $615,680.67 (which amount shall be increased on a proportionate basis if Tenant exercises the Right of First Offer pursuant to Section 90 of this Lease), and (y) the fair market value for comparable space in the market at such time considering all relevant factors (the "FMV").

(ii) If Tenant exercises its Renewal Option, then beginning one hundred fifty (150) days

prior to the beginning of the Renewal Period, Landlord and Tenant shall use good faith efforts to attempt to agree upon the FMV of the demised premises. If, within forty-five (45) days following such date, they are unable to agree upon the FMV for the Renewal Period, Landlord and Tenant shall each hire a licensed and reputable real estate broker or appraiser having at least 10 years' experience with commercial real estate in the New York City market (respectively, "Landlord's Broker" and "Tenant's Broker"). If, Landlord's Broker and Tenant's Broker are unable to agree upon a determination of the FMV for the demised premises for the Renewal Period by the ninetieth (90th) day prior to the beginning of the Renewal Period, then they shall select a mutually acceptable third licensed real estate broker or appraiser having at least ten (10) years' experience with commercial real estate in the New York City market area (the "Third Broker") (and if they are unable to so agree on a Third Broker, the selection shall be made, upon application of Landlord or Tenant, by the American Arbitration Association having a chapter closest to the demised premises), which Third Broker shall within thirty (30) days choose either the determination of the FMV of Landlord's Broker or Tenant's Broker to be the FMV for the demised premises and such choice shall be binding on Landlord and Tenant; provided, however, if the determination of the FMV for the Renewal Period of Landlord's Broker and Tenant's Broker differ by $25,000 or less per year, then the FMV for the demised premises shall be deemed to be the average of the two estimates and there shall be no need for the Third Broker. Landlord and Tenant shall each pay the fee of their own broker and shall share equally the cost of the Third Broker and of any proceedings necessary to select the Third Broker. Once the FMV shall be established the Fixed Rent shall increase at the same rate of increase as the initial Term hereof to take into account the absence of direct charges for operating expenses.

(iii) If the Renewal Period commences prior to a determination of the Fixed Rent for the Renewal Period, then the amount to be paid by Tenant on account of Fixed Rent from the commencement of the Renewal Period until such determination has been made shall be the Fixed Rent set forth in subsection (b)(i)(x) above until final determination of the FMV. After the Fixed Rent during the Renewal Period has been determined as aforesaid, any resulting shortfall due from Tenant shall be remitted to Landlord within twenty (20) days after such determination.

(iv) Intentionally deleted.

(c) The Fixed Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term of this Lease, without notice or demand and without any set-off, abatement or deduction whatsoever; provided that, simultaneously with its execution hereof, Tenant is paying the first full calendar month's Fixed Rent. In the event that the Rent Commencement Date is other than the first (1st) day of a calendar month, Tenant shall pay to the Landlord its pro-rata share of the Fixed Rent for such partial calendar month.

(d) All payments other than the annual Fixed Rent to be made by Tenant pursuant to this Lease shall be deemed "Additional Rent" and, in the event of any nonpayment thereof, Landlord shall have all rights and remedies provided for herein or by law for nonpayment of rent. Tenant shall have twenty (20) days from its receipt of any Additional Rent statement to notify Landlord, by certified mail, return receipt requested, that it disputes the correctness of such statement. After the expiration of such twenty (20) day period, such statement shall be binding and conclusive upon Tenant. If Tenant disputes the correctness of any such statement, Tenant shall, as a condition precedent to its right to contest such correctness, make payment of the Additional Rent billed, without prejudice to its position. If such dispute is finally determined in Tenant's favor, Landlord shall refund to Tenant the amount overpaid. Notwithstanding anything contained herein to the contrary, any demand for payment of any item of Additional Rent shall be sent by first-class mail, postage pre-paid, and shall be deemed effective three (3) days after mailing.

(e) In the event Tenant fails to pay any item of Additional Rent, Landlord shall have all of the rights and remedies provided for in this Lease, at law, in equity or otherwise in the case of the non-payment of Fixed Rent. The word "Rent" when used in this Lease shall mean and include Fixed Rent, Additional Rent and all other charges payable hereunder by the Tenant.

(f) The Tenant hereby specifically authorizes and directs the Landlord to apply any Rent received in the manner in which the Landlord deems appropriate.

(g) For the purposes of this Lease, a demand for payment of Fixed Rent and/or Additional Rent by the Landlord shall be sufficient for all purposes if sent by regular first class mail, postage prepaid.

(h) If Tenant shall fail to pay any installment of Fixed Rent or Additional Rent when due, any amount of Fixed Rent or Additional Rent which is not paid when due shall bear interest at a rate equal to the lesser of (i) fifteen percent (15%) per annum, or (ii) the maximum rate of interest permitted by law (the "Default Rate") beginning on the fifth (5th) day after such amount is due until paid. In addition, due to the processing and administrative costs associated with delayed payment of Fixed Rent or Additional Rent if Tenant shall be late in the payment of Fixed Rent or Additional Rent which failure shall continue for five (5) days following written notice then in addition to the interest Tenant shall pay to Landlord as Additional Rent hereunder Landlord's processing and administrative fee (the "Processing Fee") in the amount of $2,000, which amount shall increase on January 1 of each year during the term of this Lease at the same rate of increase as the consumer price index

for All Urban Consumers. Notwithstanding the foregoing, no notice shall be required prior to assessing the Processing Fee if Tenant has been late following notice on one occasion or more during the same calendar year. Payment of the Processing Fee or interest shall not excuse or cure any default by Tenant under this Lease. The parties agree that the payment of the Processing Fee or interest are distinct and separate from one another in that the payment of the late fee is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments and the interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant. The charges payable pursuant to this Section 41(h) shall be (x) payable on demand and (y) without prejudice to any of Landlord's rights and remedies hereunder, at law or in equity for nonpayment or late payment of Rent or other sum. The waiver by Landlord of the payment of the Processing Fee or interest as provided in this Section 41(h) shall not constitute a waiver by Landlord of its right to enforce the provisions of this Section in any instance prior or thereafter occurring. The provisions of this Section 41(h) shall not be construed in any way to extend the grace periods or notice periods provided for in Article 17 of this Lease. Failure to comply with the terms hereof shall constitute a material event of default hereunder.

(i) Intentionally deleted.

(j) Provided this Lease is in full force and effect and Tenant is not in default hereunder beyond the expiration of applicable notice and cure periods, Tenant's obligation to pay Fixed Rent shall not commence until the date that is sixty (60) days after the Commencement Date (subject to the provisions of Article 85 hereof) (such date the "Rent Commencement Date," such period the "Free Rent Period"). The foregoing Free Rent Period shall be rescinded and null and void "ab initio" if Landlord at any time terminates this Lease or reenters or repossesses the demised premises on account of any default of Tenant under this Lease, and Landlord shall be entitled to recover from Tenant, in addition to all other amounts Landlord is entitled to recover, upon demand, the aggregate amount of the Fixed Rent which accrued during the Free Rent Period herein provided for. Notwithstanding the foregoing, during the Free Rent Period, Tenant shall use and occupy the demised premises pursuant to all of the other terms, covenants, conditions and provisions of this Lease, including, without limitation, the obligation to pay any and all Additional Rent due under this Lease, including without limitation utility charges and escalations.

42. Use Restrictions; Conduct of Business.

(a) Tenant covenants and agrees that it will use and occupy the demised premises as general and administrative offices and for providing outreach, treatment and assessment services to their clients with medical and mental health issues and any ancillary use thereto and for no other use or purpose (the "Permitted Use"). Tenant's business and activities at the demised premises shall at all times be consistent and compatible with the character and dignity of the Building, as reasonably determined by Landlord. A violation of this Section that occurs after notice shall constitute a material breach of this Lease without opportunity to cure.

(b) It is understood and agreed that the demised premises are to be occupied only as hereinbefore provided. Tenant expressly covenants and agrees not to manufacture or permit any manufacturing of any kind, character or nature to be carried on in the demised premises or any part thereof; nor shall it permit retail sales from the demised premises; nor shall it permit any food concession to operate out of or in or about the demised premises except vending machines within the demised premises for use by Tenant's employees; nor shall it use or store or permit the usage or storage of any toxic, hazardous, explosive, combustible or flammable substances at any time within or about the demised premises; and these covenants on the part of Tenant are an express inducement to Landlord to enter into this Lease, not shall it engage in any of the prohibited uses set forth on Exhibit C attached to this Lease.

(c) Tenant agrees to conduct its business solely and exclusively within the demised premises and shall not affix to any walls in the common areas of the Building or on its door any placard, paper, notice or other announcement without the Landlord's prior written consent. In addition, Tenant agrees to not "hand out" or otherwise distribute or disseminate any written materials, whether in the nature of an advertisement, announcement, notice or otherwise within the common areas of the Building, or the areas immediately outside or near the Building.

43. Intentionally Omitted.

44. Operating Expenses.

There shall be no additional escalation on account of increases in operating expenses of the Building; it being expressly acknowledged by Landlord and Tenant that the Fixed Rent provided in Article 41 includes any operating expense escalations which would otherwise be due and payable by Tenant to Landlord.

45. Real Estate Taxes.

(a) "Taxes" shall mean the total of all real estate taxes, water charges, sewer charges, vault charges, frontage charges and assessments and special assessments imposed upon the Building and the land, from time to time. If at any time during the Term of this Lease the methods of taxation prevailing at the

commencement of the Term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the demised premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, same shall be deemed to be included within the term "Taxes" for the purposes hereof;

(b) "Base Tax Year" shall mean the Taxes for the Tax Year of July 1, 2018 to June 30, 2019;

(c) "Base Tax Rate" shall mean the Taxes, as finally determined for the Base Tax Year;

(d) "Tax Year" shall mean the fiscal year for which Taxes are levied by the governmental authority;

(e) "Tenant's Proportionate Share" shall mean for purposes of this Lease and all calculations in connection herewith 33%.

(f) If the Taxes for any Tax Year, as finally determined, shall be more than the Base Tax Rate, whether if due to a change in assessment, changes in rate or otherwise, Tenant shall pay, as Additional Rent for such Tax Year, an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate. (The amount payable by Tenant is hereinafter referred to as the "Tax Payment"). The Tax Payment shall be payable by Tenant within twenty (20) days after receipt of a demand from Landlord therefor, which demand shall set forth Landlord's computation of the Tax Payment. No delay or failure by the Landlord to furnish a statement or demand payment shall constitute a waiver of Tenant's obligation to pay any Tax Payment or shall in any way impair the continuing obligations of the Tenant to make Tax Payments. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a Superior Mortgagee or Superior Lessor, as such terms are defined herein) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, the Tax Payments shall be correspondingly accelerated or revised so that said Tax Payments are due at least thirty (30) days prior to the date payments are due by Landlord to the taxing authorities or the Superior Mortgagee or Superior Lessor. In the event that the Landlord determines that there may be change in Taxes, then Landlord may determine the Taxes for any comparison year and Tenant shall make the Tax Payments as required hereunder based upon the Landlord's estimate. At such time as the Taxes are finally determined, the Tenant upon demand, in the event of an underpayment, shall pay to the Landlord any deficiency with respect to Tenant's Tax Payments. In the event that the Tenant has overpaid by reason of Landlord's estimate, then in such event the Landlord shall credit to the Tenant, against the next sums payable as Tax Payments, the amount of such overpayment, except in the final Lease Year of the Term, where such overpayment shall be refunded to Tenant. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

(g) In the event the Base Tax Rate is reduced, Landlord shall have the right to adjust the amount of Tax Payment due from Tenant for any Tax Year in which Tenant is or was obligated to pay a Tax Payment hereunder, and Tenant agrees to pay the amount of said adjustment on the next rental installment day immediately following a receipt of a rent statement from Landlord setting forth the amount of said adjustment.

(h) With respect to any period at the commencement or expiration of the Lease Term which shall constitute a partial Tax Year, Landlord's statement shall apportion the amount of the Tax Payment due hereunder and to the extent that the Tenant has overpaid the Landlord, the Landlord shall apply any amount by which the Tenant has overpaid to next sums payable as Tax Payments, except in the final Lease Year of the Term, where such overpayment shall be refunded to Tenant. The obligation of Tenant in respect to such Tax Payment applicable for the last year of the Term of this Lease or part thereof shall survive the expiration or termination of the Term. The Landlord's obligation to refund any overpayments made by the Tenant shall survive the expiration or termination of this Lease.

(i) Notwithstanding the fact that the increase in rent is measured by an increase in Taxes, such increase is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

(j) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid Tenant's Proportionate Share of increases in Taxes then Landlord shall, in the event a rebate is obtained, credit against the next sums payable as Tax Payments (except in the final Lease Year of the Term, where such rebate amount shall be refunded to Tenant) Tenant's Proportionate Share of such rebate (but not an amount in excess of Tenant's Tax Payment) after deducting Landlord's reasonable expenses, including without limitation, attorneys' fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in

assessment being hereinafter referred to as "Tax Expenses"). Notwithstanding the foregoing, Tenant shall not be entitled obtain any portion of the benefits which may accrue to the Landlord from any reduction in Taxes for any Tax Year below those imposed in the Base Year.

(k) Notwithstanding anything to the contrary contained in this Article 45, with respect to the charges assessed against the Building as part of a business improvement district ("BID"), Tenant shall pay to Landlord an amount equal to the Tenant's Proportionate Share times the BID Charges payable by the Landlord; it being understood that Tenant's obligations under this Section 45(k) shall be calculated on a "net" basis.

(l) Anything in this Article 45 to the contrary notwithstanding, in no event whatsoever shall the Fixed Rent be reduced below the Fixed Rent set forth in Article 41 hereof as same may be increased by provisions of this Lease.

(m) The provisions of this Article 45 shall survive the expiration or termination of this Lease.

46. Limitations on Landlord's Liability.

Tenant shall look solely to Landlord's interest in this Lease relating to the Building in which the demised premises are located and the proceeds thereof for the enforcement, collection or satisfaction of any judgment or other judicial process against Landlord, and no other property or assets of Landlord or of any of its partners, managers, trustees, participants, officers, directors, shareholders, employees, members representatives, agents, parent and/or subsidiary entities and/or individuals, attorneys, insurers, or agents or of any other person shall be subject to levy, execution or other enforcement procedure for the enforcement, collection or satisfaction of any such judgment or other process or any other matter arising under or out of this Lease or the relationship of Landlord and Tenant hereunder, or otherwise.

47. Building Renovation.

Tenant understands and acknowledges that Landlord may alter, restore and/or renovate the entrance lobby and/or other portions of the Building (including, without limitation, the relocation of the entrance to the Building) and that such alterations, restoration and/or renovation or other work in the Building may result in certain inconveniences or disturbances to Tenant and other occupants of the Building. Tenant agrees that, provided its access to the demised premises is not materially impaired, the performance of any such work shall not constitute or be deemed to be a constructive eviction or be grounds for a termination of this Lease or the terms hereof, nor shall the same in any way affect the obligations of Tenant under this Lease, including, without limitation, the obligation to pay the Rents herein reserved or give Tenant the right to claim damages or any matter or thing as against Landlord or Landlord's agent(s) or contractor(s).

48. Environmental Conditions.

(a) Tenant covenants and agrees that it shall not nor shall it permit any materials to be stored, processed, used on, brought upon, or otherwise brought in contact with the Building and/or the demised premises which are now or hereafter is/are or may be considered a "toxic" or "hazardous" substance under any present or future applicable Environmental Laws (as hereinafter defined). Tenant shall comply with all applicable environmental laws, ordinances, rules, regulations, statutes, decrees, mandates, guidelines or codes relating to such laws (collectively, the "Environmental Laws"). Tenant hereby agrees promptly to notify Landlord in the event that it becomes aware of any violation of any applicable Environmental Laws affecting the Building and/or the demised premises.

(b) Tenant shall, at its sole cost and expense, remediate and comply with any violation of any applicable Environmental Law if such violation is due to or arises out of any act or omission on the part of the Tenant and/or arises out of a breach of any provisions of this Lease by the Tenant, including, without limitation, the provisions of this Article 48. Notwithstanding the foregoing, Landlord may, at its option, and without having the obligation to do so, at Tenant's sole cost and expense, remediate any violation of any Environmental Law. The cost thereof shall be paid to the Landlord by the Tenant, upon demand, as Additional Rent.

(c) Without limiting any other indemnity contained in this Lease, at law, in equity or otherwise, Tenant agrees to indemnify and hold the Landlord, its trustees, members, participants, insurers, parent and/or subsidiary entities, individuals, attorneys, lenders, managers, officers, directors, shareholders, partners, employees, representatives and agents harmless from and against any and all claims, alleged claims, losses, costs, liabilities, damages, and expenses (including, but not limited to, reasonable attorneys fees, court costs and expense) which arise out of or relate to, directly or indirectly, the provisions of this Article 48. The provisions of this Article 48 shall survive the expiration or sooner termination of this Lease.

49. Cleaning.

(a) Tenant, at its sole cost and expense, shall be solely liable and responsible for cleaning the demised premises. Tenant covenants and agrees to use only the contractors designated by Landlord to provide cleaning services in the Building of which the demised premises form a part or contractor or contractors reasonably approved in advance by Landlord for any waxing, polishing and other maintenance work of the demised premises and of Tenant's personal property therein. Tenant covenants and agrees that it shall not employ any individual, firm or organization for such purposes without Landlord's prior reasonable written consent.

(b) Tenant, at its sole cost and expense, shall remove or cause to be removed from the demised premises and the Building, in a manner acceptable to the Landlord, all of its trash, refuse and rubbish. Should Tenant fail to remove its trash and/or pay the cost of such removal, Landlord may remove same and/or pay such cost and charge the same to Tenant, plus an administrative charge of twenty percent (20%) of such amount, and the cost of such removal plus the administrative charge shall be paid by Tenant as Additional Rent on the first day of the month following Landlord's billing thereof to Tenant. Such removal of the trash, refuse and rubbish shall also be subject to such rules and regulations as established by the Landlord from time to time.

(c) Landlord shall cause the exterior side of the windows in the demised premises to be cleaned not more than once per calendar year at no additional cost or expense to Tenant. If requested by Tenant, Landlord shall cause the exterior side of the windows to be cleaned on one additional occasion in any calendar year at Tenant's sole cost.

(d) Tenant shall be liable for any tax imposed by any governmental authority with respect to cleaning services in the demised premises. If such taxes are imposed on Landlord, Tenant shall pay to Landlord, as Additional Rent, such taxes within five (5) days of billing thereof.

50. Assignment and Subletting.

(a) Tenant may not assign this Lease nor sublet all or a portion of the demised premises or permit any portion of the demised premises to be used or occupied by any other person without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Tenant may not mortgage, hypothecate, encumber or otherwise pledge this Lease. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the demised premises or a part thereof to an affiliate of Tenant (meaning an entity under the same control as Tenant or a subsidiary of Tenant) without Landlord's prior consent, provided, however, that Tenant shall give not less than thirty (30) days prior written notice of such transfer, with such notice accompanied by such reasonable evidence as may be required to confirm that the affiliate relationship exists. In no event shall Tenant be released by virtue of such assignment.

(b) If Tenant at any time is a corporation, the transfer (by one or more transfers) of any of the issued and outstanding shares of stock of such corporation, and the issuance (on one or more occasions) of any new shares of stock of such corporation, shall be deemed an assignment of this Lease that requires the prior written consent of Landlord, if, after such transfer or issuance of shares (as the case may be), the prior shareholders own and hold less than 50% of the issued and outstanding shares of such corporation. If Tenant is, at any time, a partnership or limited liability company, (i) the transfer (by one or more transfers) of any interest in such partnership or limited liability company, and/or (ii) the admission of any new partner or partners or new member or members, as the case may be, shall be deemed an assignment of this Lease that requires the prior written consent of Landlord, if, after such transfer or admission (as the case may be), the prior partners or members, as the case may be, have less than a 50% interest in such partnership or limited liability company, as the case may be.

(c) (i) If Tenant shall desire to assign this Lease, or to sublet all or any portion of the demised premises, Tenant shall give notice ("Tenant's Notice") to such effect to Landlord, which notice shall set forth or shall be accompanied by (1) the names and business addresses of the proposed assignee or subtenant and, if the proposed transferee is not a publicly traded company, an affiliate of a publicly traded company (on a national stock exchange) or has a tangible net worth in excess of $50,000,000, then such notice shall include the principal shareholders, members or partners, as the case may be (each referred to hereinafter as the "Principals"), of the proposed assignee or subtenant, (2) the rents and other consideration to be paid by the proposed assignee or subtenant and the other principal terms and conditions of the proposed assignment or subletting, (3) financial statements for the proposed assignee or subtenant and for its Principals for the preceding three (3) years reasonably acceptable to Landlord; (4) current bank and other credit references for the proposed assignee or subtenant and for its Principals; and (5) such other information as Landlord shall reasonably require. Notwithstanding the foregoing, if pursuant to this subsection (c)(i) Tenant was required to deliver the financial statements of the Principals Tenant shall have the right, in lieu of providing such financial statements, to deposit with Landlord additional Security in an amount equal to three (3) months Fixed Rent (at the rate in effect at the time of such subletting or assignment), which amount shall be held together with the Security then held by Landlord.

(ii) Landlord, by notice ("Landlord's Notice") given to Tenant within thirty (30) days after receipt of Tenant's Notice and all other information required to be furnished by Tenant pursuant to Subsection 50(c)(i), may elect to: (A) sublease such space from Tenant (if the proposed transaction is a sublease of all or part of the demised premises for less then all or substantially all of the remaining Term), (B) have this Lease assigned to it (or its designee) (if the proposed transaction is an assignment of this Lease), (C) terminate this Lease (if the proposed transaction is an assignment of this Lease or a sublease of all or substantially all of the demised premises (or a sublease of a portion of the demised premises which, when aggregated with other subleases then in effect, covers all or substantially all of the demised premises) for all or substantially all of the remaining Term), or (D) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the demised premises for all or substantially all of the remaining Term).

(1) If Landlord exercises its option under Subsection 50(c)(ii)(A) to sublet the space Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be in form and substance reasonably satisfactory to Landlord at the lower of (i) the rental rate per rentable square foot of Fixed Rent and Additional Rent then payable pursuant to this Lease or (ii) the rental set forth in the applicable Tenant's Notice with respect to such sublet space, and shall be for the term set forth in the applicable Tenant's Notice, and:

(I) shall be subject to all of the terms and conditions of Tenant's Notice and all of the terms of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Subsection 50(c)(ii)(1);

(II) shall permit the sublessee, without Tenant's consent, freely to assign such sublease or any interest therein or to sublet all or any part of the space covered by such sublease and to make any and all alterations and improvements in the space covered by such sublease;

(III) shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, make alterations, decorations and installations in such space or any part thereof, any or all of which may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage caused by such removal;

(IV) shall provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord shall deem appropriate, (iii) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to demise separately the subleased space and to comply with any Laws relating to such demise, and (iv) at the expiration of the term of such sublease, Tenant shall accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve such space in good order and condition; and

(V) shall provide that Tenant shall be relieved of all non-financial obligations under this Lease during the period of such subletting (it being understood and agreed that Tenant's sole obligation shall be to pay as and when due the difference between the rent and additional rent due under this Lease and the rent and additional rent due under the Sublease).

(2) If Landlord exercises its option under Subsection 50(c)(ii)(B) to have this Lease assigned to it (or its designee), then Tenant shall assign this Lease to Landlord (or Landlord's designee) by an assignment in form and substance reasonably satisfactory to Landlord, effective on the proposed assignment or sublease commencement date specified in the applicable Tenant's Notice. Tenant shall not be entitled to consideration or payment from Landlord (or Landlord's designee) in connection with any such assignment. If the Tenant's Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord's designee) on the date Tenant assigns this Lease to Landlord (or Landlord's designee).

(3) If Landlord exercises its option under Subsection 50(c)(ii)(C) to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant's Notice and all Rent shall be paid and apportioned to such date.

(4) If Landlord exercises its option under Subsection 50(c)(ii)(D) to terminate this Lease with respect to the space covered by a proposed sublease, then (i) this Lease shall terminate with

respect to such part of the demised premises on the effective date of the proposed sublease; (ii) from and after such date the Rent shall be adjusted, based upon the proportion that the rentable area of the demised premises remaining bears to the total rentable area of the demised premises and (iii) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in demising separately such part of the Premises and in complying with any Laws relating to such demise, including without limit, the costs incurred by Landlord in dividing the mechanical systems and utilities.

(iii) If Landlord shall not exercise its rights under Subsection 50(c), Landlord, within twenty (20) days after receipt of Tenant's Notice, shall advise Tenant whether or not Landlord will consent to such assignment or subletting. Landlord will only consider consenting to such assignment or subletting provided that (a) the reputation and financial condition of the proposed assignee or subtenant and its Principals are reasonably satisfactory to Landlord, and (b) Tenant is not in material default under any of the terms and provisions of this Lease beyond any applicable grace period, if any, either at the time of Tenant's Notice or on the effective date of the assignment or subletting. No such assignment shall be effective unless and until Landlord shall have consented thereto in writing and Tenant shall have furnished to Landlord an executed copy of an agreement, in form and substance reasonably satisfactory to Landlord, by which the assignee assumes and agrees to perform all of the covenants, terms and provisions contained in this Lease on the part of Tenant to be performed and such agreement shall also provide that the assigning tenant shall remain liable under the terms and provisions of this Lease. No such subletting shall be effective unless and until Landlord shall have consented thereto in writing and Tenant shall have furnished to Landlord an executed copy of the sublease, in form and substance reasonably satisfactory to Landlord.

(iv) The sublease effecting any such subletting shall (a) be subject to all of the terms and provisions of this Lease; and (b) expressly provide that, without the prior written consent of Landlord, such sublease may not be assigned and the subtenant thereunder may not further sublet, or permit any other person to use, all or any portion of the demised premises.

(v) All acts and omissions of the assignee or subtenant, or anyone claiming under or through the assignee or subtenant, which are in breach of any of the terms and provisions of this Lease shall be deemed to be a breach by Tenant.

(vi) Notwithstanding any assignment or subletting hereunder and/or acceptance of rent or any other amounts by Landlord from the assignee or subtenant or from any other person, the original Tenant and all persons and parties at any time having the rights of Tenant under this Lease shall remain fully liable for the payment of the Fixed Rent and all Additional Rent or other amounts due and to become due under this Lease and for the performance of all of the covenants, terms and provisions contained in this Lease on the part of Tenant to be performed. This Subsection 50(c)(vi) shall survive the expiration or sooner termination of this Lease.

(vii) In the event of any such assignment or subletting, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the "Profit" (as hereinafter defined) derived by Tenant from such assignment or subletting. The Profit shall be paid to Landlord within ten (10) days after the same is due to Tenant by the assignee or subtenant, as the case may be. "Profit" shall mean (a) in the case of an assignment, the full amount by which all cash and other consideration paid or to be paid by assignee to or for the account of the assignor with respect to or in connection with such assignment, and (b) in the case of a sublease, the full amount by which the rent, additional rents and any other amounts payable to Tenant under the sublease and any additional sums paid or payable by the subtenant to Tenant in consideration of the making of the sublease (other than as set forth in the sublease), <u>exceeds</u> the Fixed Rent, Additional Rent and other charges payable under this Lease, less, in either case, the reasonable out-of-pocket costs actually and reasonably incurred by Tenant in connection with the assignment or subletting for customary brokerage commissions, Tenant-paid improvements required by the terms of the assignment or subletting, advertising fees, and reasonable attorneys' fees. The total amount of the foregoing items deducted from such excess shall be reimbursed to Tenant out of the first moneys paid to Tenant pursuant to the assignment or the subletting (after, in the case of a subletting, payment to Landlord of the Fixed Rent, Additional Rent and other charges then payable under this Lease).

(d) If Landlord shall not exercise any of its options under Section 50(c), Landlord, shall not unreasonably withhold its consent to the proposed subletting or assignment referred to in Tenant's Notice given pursuant to Section 50(c), provided that the following further conditions shall be fulfilled:

(i) There shall be no advertisement or written public communication of any kind whatsoever relating to the proposed subletting or assignment which mentions or refers to a rental rate (but nothing herein contained shall be deemed to prohibit Tenant from negotiating or consummating a sublease at a lesser rate of rent) or to any other matter which directly or indirectly might adversely reflect on the dignity or prestige of the Building. Without limiting the foregoing restrictions, no advertisement or other public communication shall be released without Landlord's prior written approval; and the rental rate set forth therein shall not be less than the prevailing rate charged by the Landlord for comparable space if Landlord has comparable space in the Building;

(ii) No assignment or subletting shall be made to any person or entity which shall at that

time be a tenant, subtenant or other occupant of any part of the Building, or any subsidiary or related entity of such tenant, subtenant or occupant;

(iii) No subletting or assignment shall be to a person or entity which has a financial standing, is of a character, is engaged in a business, or proposes to use the demised premises in a manner, not in keeping with the standards in such respects of the other tenancies in the Building;

(iv) Any subletting shall be expressly subject to all of the obligations of Tenant under this Lease and, without limiting the generality of the foregoing, the sublease shall impose at least the same restrictions and conditions with respect to use as are contained in Article 2 and Article 42 and shall specifically provide that there shall be no further subletting of the sublet premises or assignment or mortgaging of the sublease;

(v) Intentionally deleted.

(vi) The proposed subtenant or assignee shall not be a person then negotiating with Landlord for the rental of any space in the Building or that Landlord has negotiated within the immediately preceding three (3) month period provided Landlord then has comparable space within the Building; and

(vii) The sublease shall provide by its terms that it may not be further materially modified without Landlord's consent, it being expressly agreed that any such modification shall, for the purpose of this Lease, be deemed and construed as a subletting for which Tenant must comply with this Article 50 as if such sublease had not been theretofore consent to by Landlord.

(viii) Intentionally deleted.

(e) Tenant shall also be required to pay the reasonable cost of Landlord's attorney's fees for review and analysis of any sublease or assignment proposal.

51. Electricity.

(a) Landlord agrees that prior to the Commencement Date risers, feeders and wiring will be installed in the Building by Landlord to furnish electrical service to the demised premises as provided below, which Tenant represents is sufficient to meet Tenant's reasonable requirements of electrical current consistent with the electrical capacity of the existing equipment supplying electrical current to the demised premises and Tenant's contemplated use of the demised premises in accordance with Article 2 and Article 42 hereof. Tenant covenants and agrees that its installations and use of electricity shall not exceed the capacity of the feeders, risers and wiring serving the demised premises. Landlord agrees to make six (6) watts per rentable square foot "demand load" available for use by Tenant at the demised premises, exclusive of electric current required for base Building systems and Tenant's HVAC. Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if in Landlord's sole judgment the same are necessary and will not cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants of the Building.

(b) Tenant shall obtain electricity for all of Tenant's electrical needs with respect to the demised premises, including, but not limited to the electricity required for the operation of the HVAC unit, directly from the public utility company or other company furnishing electricity to the Building (the "Electric Company"). The cost of such electricity shall be paid by Tenant directly to such Electric Company. To the extent the demised premises are not separately metered as of the date hereof, Landlord shall install, at its sole cost and expense, a direct meter as part of Landlord's Work, provided, however, upon such installation, Tenant shall thereafter be responsible for the maintenance and repair of all electric meters in the demised premises, whether or not same were installed by Tenant.

(c) After the initial installation thereof, Tenant shall, at its sole cost and expense, supply for its use to the demised premises, any and all ballast, starters, lamps, bulbs and other items which are ancillary to utilizing its electrical service within the demised premises in accordance with and subject to the terms and provisions of this Lease.

(d) Landlord agrees to reasonably cooperate with Tenant, at no cost to Landlord, in obtaining the electricity benefit provided by the New York City Energy Cost Savings Program for the Premises.

52. Air-Conditioning.

(a) Landlord shall provide the demised premises with gas-fired roof top package air conditioning units as part of Landlord's Work. Tenant shall be responsible, at its sole cost and expense, for the cost of providing cooled air to the demised premises, through the air conditioning unit(s) or system installed by

Landlord as part of Landlord's Work. Landlord shall assign to Tenant all warranties with respect to the air conditioning units installed by Landlord and shall cooperate with Tenant in obtaining the benefits of same.

(b) Subject to this subsection 52(b), Tenant shall be responsible for the maintenance and repair of the air conditioning unit(s) or system serving the demised premises whether ordinary or extraordinary in nature. Tenant shall, during the Term of this Lease, keep in full force and effect a repair and maintenance agreement (including replacement of all parts) with a company approved by Landlord covering said air conditioning unit(s) or system; a current copy of which (including renewals thereof) shall be delivered to Landlord. Notwithstanding anything to the contrary contained herein, provided that Tenant maintains the required repair and maintenance agreement as set forth in this subsection 52(b) and provided further that prior to making any such repair or replacement Tenant notifies Landlord of same (which notice may be given by email to Landlord at brandon@reec-ny.com or such other address as provided in writing by Landlord), together with Tenant's HVAC contractor's written estimate, then with respect to any repair or replacement of the air conditioning unit(s) or system serving the demised premises that meets the foregoing conditions Tenant shall be responsible for the first Two Thousand and 00/100 Dollars ($2,000.00) of the cost of any such repair and/or replacement, with Landlord being responsible for the excess. Tenant's obligation for the cost of HVAC repairs and/or replacements in any calendar year period shall not exceed $5,000 in the aggregate (e.g. if the first repair in any calendar year costs $3,500 and the second repair costs $1,400, Tenant's remaining obligation for the balance of such calendar year shall not exceed $1,600). No maintenance costs shall be included in calculating Tenant's maximum repair cost obligation as set forth herein. Repairs and/or replacements that would typically be performed as discrete separate repairs shall not be aggregated for purposes of meeting or exceeding the threshold. Any amount due Tenant hereunder shall be payable by Landlord to Tenant within thirty (30) days following Tenant's demand accompanied by a copy of the invoice for such repair and proof that such amount has been paid in full by Tenant. If Tenant shall fail to properly keep in full force and effect the required repair and maintenance agreement and/or Tenant shall fail to notify Landlord of the need for a repair or replacement prior to engaging Tenant's HVAC contractor to perform the repair or replacement then Tenant shall be responsible for the maintenance, repair and replacement of the HVAC at no cost to Landlord. Notwithstanding the foregoing, in the event an emergency exists (meaning an imminent threat to the health or safety of Tenant, its employees and patrons) then Tenant may make required repairs without prior notice to Landlord, but subject to the cost sharing procedures outlined above.

(c) Landlord shall have free and unrestricted access to all air conditioning equipment. Landlord reserves the right to interrupt, curtail, stop or suspend air conditioning when necessary because of accident, repairs, alterations or improvements (which in the judgment of Landlord are desirable or necessary, or to comply with governmental restrictions in the use of materials or in the use of the air conditioning system or because of difficulty in inability to secure supplies or labor because of strikes or other cause or causes beyond the reasonable control of Landlord, whether such cause or causes are similar or dissimilar to those hereinbefore mentioned and no diminution or abatement of Rent or other compensation shall or will be claimed by Tenant nor affected or reduced by reason of the interruptions, curtailment, stoppage or suspension of air conditioning, provided that if resumption is, or becomes, within Landlord's reasonable control, Landlord shall use all diligent and reasonable efforts to cause such resumption.

53. Alterations.

(a) Tenant shall not make improvements, changes, additions or alterations of any kind or nature, whatsoever, without first obtaining Landlord's prior written consent thereto in each instance, such consent not to be unreasonably withheld or delayed. Landlord's consent shall not be required for alterations which (i) are within the demised premises, (ii) are non-structural in nature, (iii) will not affect any Building system, (iv) do not require the issuance of any building permits, and (v) cost less than $100,000.00 in the aggregate. Tenant shall not construct or expand any mezzanines, if any. No consent or approval by Landlord shall be binding or effective unless in writing. Any alteration or repair which Tenant is either required or permitted to make under this Lease shall only be performed by contractors approved in writing by Landlord. In addition, notwithstanding the foregoing, Tenant may perform alterations which are non-structural and purely decorative in nature, such as painting and wall and floor covering, without Landlord's prior written consent. Landlord's consent may be withheld in Landlord's sole and absolute discretion if such alterations are structural in nature or affect any Building system

(b) All work to be performed at or with respect to the demised premises and all other work necessary for the operation of Tenant's business at the demised premises shall be performed by Tenant and shall constitute "Tenant's Work" hereunder. Such work shall be performed by Tenant at Tenant's sole cost and expense using first quality materials approved by Landlord and in accordance with the plans and specifications prepared by Tenant's registered architect and duly licensed engineer in conformity with the provisions hereof. Tenant shall prepare and submit to Landlord for approval a complete set of plans and specifications covering Tenant's Work prepared in conformity with the applicable provisions hereof which shall include complete, detailed architectural and engineering drawings and specifications, including construction, demolition, structural, mechanical, electrical, reflected ceiling, partition layout and all other applicable drawings and plans for any such improvements, changes, additions or alterations to be performed by Tenant (the "Plans and Specifications"). The Plans and Specifications shall contain sufficient information to convey Tenant's proposed design to Landlord. If

Landlord shall notify Tenant of any objections to such Plans and Specifications, Tenant shall make necessary revisions and resubmit the same for Landlord's approval.

(c) Tenant, at Tenant's sole cost and expense, shall complete Tenant's Work in accordance with the provisions of this Article 53 and the Lease. Tenant's Work shall be deemed completed at such time as (i) all final certifications, approvals, licenses and permits with respect to Tenant's Work and the permitted use that may be required from any governmental authority having jurisdiction, and from the New York Board of Fire Underwriters or any similar body for the use and occupancy of the demised premises have been obtained in accordance with the provisions of this Lease and delivered to Landlord; and (ii) Tenant, at its sole cost and expense, shall: (1) furnish evidence satisfactory to Landlord that all of Tenant's Work has been completed and paid for in full (and such work has been accepted by Landlord) and that any and all liens therefor that have been or might have been filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived and no security interest relating thereto are outstanding; (2) pay Landlord for the cost of any Tenant's Work done for Tenant by Landlord and all other charges due hereunder, (3) furnish Landlord with one set "as built" drawings of the demised premises; (4) to the extent not previously provided, furnish to Landlord the insurance and certificates required by this Lease; and (5) furnish an affidavit in the form recommended by the American Institute of Architects from Tenant's registered architect, if any, certifying that all work performed in the demised premises is in accordance with the Final Plans and Specifications.

(d) All Tenant's Work shall comply with: (i) all codes, laws, ordinances, order and regulations of all governmental authorities having jurisdiction, including, without limitation, the Building and Fire Codes of the City of New York; (ii) all applicable standards of the New York Board of Fire Underwriters, The National Electrical Code, The Occupational Safety and Health Administration, The American Society of Heating, Refrigeration and Air Conditioning Engineers, I.S.O., and any similar or successor bodies thereto; and (iii) the requirements of Landlord's insurance carriers.

(e) In connection with Tenant's Work, Tenant shall cause to be prepared all drawings, plans and specifications, and all other reports, applications and materials, required by the Building Department of the City of New York and any other governmental authorities having jurisdiction with respect to Tenant's Work and any permits and special licenses which may be required for or in connection with Tenant's Work or the permitted use. Any and all filings of such drawings, plans, specifications, reports, applications and other materials with the Building Department of the City of New York and any other governmental authorities having jurisdiction shall be made solely by Tenant at Tenant's sole cost and expense. Nothing herein shall be deemed to, or operate to, create any liability or other obligation on the part of Landlord in the event that any such filings shall not be approved by the Building Department of the City of New York or any other governmental authority having jurisdiction. After such filings have been so approved, unless Landlord shall otherwise direct, Tenant, at its own cost and expense, shall cause the contractor and/or Tenant's registered architect to: (i) prior to the commencement of Tenant's Work, obtain all necessary permits and licenses required for Tenant's Work from the Building Department of the City of New York and any other governmental authorities having jurisdiction; and (ii) upon completion of Tenant's Work, obtain all necessary certificates of acceptance or completion which may be required from the Building Department of the City of New York and any other governmental authorities having jurisdiction.

(f) Tenant's contractors and subcontractors shall be required to provide, in addition to the insurance required of Tenant pursuant to the Lease, builders' risk insurance, workers compensation, and public liability insurance, which policies shall contain endorsements naming the Landlord, and any Superior Mortgagee and any Superior Lessor as additional insured under such policies. The policies of insurance required to be carried under this Section 53(g) shall contain the following endorsement: "It is understood and agreed that the coverage of this policy shall not be canceled by the company until the company has mailed written notice to Landlord stating when, but in no event less than thirty (30) days thereafter, such cancellation in coverage shall be effective." Prior to the commencement of Tenant's Work, Tenant and Tenant's contractors and subcontractors shall provide Landlord with copies of certificates or memoranda of insurance showing coverage as required under this Article 53, which certificate shall name Landlord, and any superior landlord and superior mortgagee as additional insured. Any insurance which Tenant, Tenant's contractors or Tenant's subcontractors are obligated to carry hereunder shall be issued by reputable and solvent insurance companies authorized to do business in the State of New York and reasonably satisfactory to Landlord.

(g) No item shall be mounted on or hung from the interior or exterior of the Building by Tenant without Landlord's prior written approval which may be arbitrarily withheld. Save for interior decorative items, if Tenant desires to mount or hang anything, Tenant shall notify Landlord of the loads involved and shall pay all costs involved.

(h) Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect to the finished product designed and/or constructed by Tenant, nor be deemed a representation or warranty of Landlord as to the adequacy or sufficiency of any matter approved or consented to for Tenant's purposes or otherwise. Any deficiency in design or construction, although approved by Landlord, shall be solely the responsibility of Tenant. All materials and equipment furnished by Tenant shall be new and all work shall be done in a first-class workmanlike manner.

(i) Landlord shall have the right to inspect Tenant's Work at any time on reasonable notice to verify compliance by Tenant with the provisions of this Article 53.

(j) All improvements, additions or alterations to the demised premises, including, without limitation, light fixtures, HVAC equipment, plumbing and connected equipment such as sinks and toilets, all bathroom fixtures, kitchen equipment, floor covering, wall covering, millwork, electronic security system, but excluding Tenant's moveable trade fixtures, shall, in accordance with the provisions of Article 3, become the property of Landlord and shall remain in the demised premises on the Expiration Date or sooner termination of this Lease unless Landlord requires removal of any such property in accordance with the provisions of Article 3 (subject, however, to the provisions of Section 62(a)).

(k) All improvements, additions or alterations shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other Tenant nor delay or impose any additional expense upon Landlord in the maintenance, cleaning, repair, safety, management and security of the Building or the Building's equipment or in the performance of any improvements in the Building.

(l) Tenant agrees that it will not at any time prior to or during the Term of this Lease, either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer or permit any materials in the demised premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's sole and exclusive opinion, create any difficulty, work slowdown, sabotage, wild-cat strike, strike or jurisdictional dispute with other contractors, mechanics and/or laborers engaged by Tenant or Landlord or others, or would in any way disturb the peaceful and harmonious construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof or in any other building owned by Landlord (or an affiliate of Landlord or co-venturer of Landlord). In the event of any interference or conflict, or perceived interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing, in Landlord's sole and exclusive opinion, such interference, difficulty or conflict, to leave or be removed from the Building immediately and Tenant does hereby agree to defend, save and hold Landlord harmless from any and all loss arising thereby, including, without limitation, any attorneys' fees and any claims made by contractors, mechanics and/or laborers so precluded from having access to the Building. Tenant shall use only Landlord's contractors or such other contractors approved in writing in advance by Landlord, which approval shall not be unreasonably withheld. This Section 53(m) shall survive the expiration or sooner termination hereof.

(m) Tenant shall do all things necessary to prevent the filing of any mechanic's or other lien against the demised premises or any other portion of the Building or the interest of Landlord or any mortgagee by reason of any work, labor, services or materials performed or supplied or claimed to have been performed for or supplied to Tenant, or anyone holding the demised premises, or any part thereof, through or under Tenant. If any such lien due to Tenant shall at any time be filed, Tenant shall either cause the same to be vacated and canceled of record within thirty (30) days after Tenant obtains notice thereof or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security, by surety bond or otherwise, as may be necessary or prescribed by law to release the same as a lien against the demised premises and the Building and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Article, including Landlord's cost and expenses and reasonable attorneys' fees incurred in connection therewith. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repairs of the demised premises, the Building or any part thereof, nor as giving Tenant a right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanics or other liens against Landlord's interest in the demised premises or the Building. Notice is hereby given that neither Landlord, Landlord's agents, nor any mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord, or any mortgagee in and to the demised premises or the Building.

54. Equipment.

Subject always to the provisions of this Lease, Tenant may, at its own cost and expense, install, operate and maintain customary small office machines, including typewriters, tabulation, statistical, facsimiles and office copy devices and personal computers, provided, however, that the use and maintenance of such machines will not in any way interfere with or affect the use of the Building by other tenants, and provided further that Landlord may, if it so determines, install, at the cost and expense of Tenant, flooring or ceiling reinforcements

and sound absorbent material as may be necessary in the area where such machines may from time to time be located, and Tenant agrees to pay the cost thereof within twenty (20) days after presentation of bills covering the same, the amount of which costs shall be deemed to be owing by Tenant as Additional Rent.

55. Signs; Protrusions.

(a) Except as provided below, Tenant shall not install any signs on the doors of the demised premises or in the halls or corridors or windows without the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed. Landlord reserves the right to prescribe the nature, size and character of all such signs and to remove, at Tenant's expense, all signs which have not been approved by Landlord. Notwithstanding the foregoing, Tenant shall be entitled, subject to Landlord approval, not to be unreasonably withheld, delayed or conditioned, to install identification signage in an area to be agreed to by Landlord and Tenant.

(b) Notwithstanding anything provided to the contrary in this Lease, Tenant shall not cause any machinery, equipment, sign, banner, or any other thing to protrude from the demised premises to the exterior windows of the demised premises or beyond the demised premises within the interior of the Building.

56. Notices.

(a) Any notice, demand, or communication which is required or desired by and between the Landlord and Tenant or to or from on to the other shall be sent by personal delivery, certified mail, return receipt requested or by a nationally recognized overnight courier and shall be deemed to have been given on the date of delivery if personally delivered, three (3) business days after the date of mailing, or the next business day after deposit with overnight courier. Notices to Landlord hereunder shall be addressed to c/o Brandon Miller, Real Estate Equities Corporation, 18 East 48th Street, Penthouse, New York, New York 10017 with a copy to: The Law Offices of Gary I. Kahn, 500 Fifth Avenue, 37th Floor, New York, NY 10110. Notices hereunder to Tenant shall be addressed to c/o Kerry Parker, Esq., 1250 Broadway, New York, NY 10001with copies to: Jay Margolias, 1250 Broadway, 5th Floor, New York, NY 10001 and Paul Hastings, LLP, 200 Park Avenue, New York, NY 10166, attention: Jonathan M. Lehr, Esq. Either party may change its address for notices under this Lease by delivering to the other party written notice of such change of address, which notice shall be given pursuant to the provisions of this Article 56.

(b) It is expressly acknowledged, understood and agreed that the attorney for the Landlord shall have the right and is hereby authorized to execute any and all notices, demands, statements, communications, pleadings, verifications, or any other matter or thing whatsoever, relating to the Landlord's enforcing of its rights under this Lease. Tenant specifically shall not and hereby waives any and all defenses which it has, or may have, in any action or proceeding, or otherwise with respect to any purported failure of the Landlord to execute the above described items.

57. Insurance.

(a) Throughout the Term of this Lease, Tenant shall, at its expense, maintain and keep in full force and effect insurance covering all of Tenants installations, equipment, fixtures, furnishings, inventory and other personal property against loss or damage by fire and such other risks as may be included under standard forms of extended coverage insurance from time to time available, and against any and all other risks as are or shall be customarily covered with respect to such property, in an amount equal to the then full insurable value thereof.

(b) Throughout the Term of this Lease, Tenant shall, at its expense, maintain and keep in full force and effect, for the benefit of Landlord and Tenant:

(i) a commercial general liability insurance policy protecting Landlord and Tenant against any liability whatsoever occasioned by any event or occurrence on or about the demised premises or any part thereof. The amount of each such policy shall not be less than One Million and 00/100 ($1,000,000.00) Dollars in respect of any primary occurrence and not less than Three Million and 00/100 ($3,000,000.00) Dollars annual aggregate limit per location (or such greater amounts as covered by an excess liability policy or as Landlord from time to time shall reasonably require to reflect inflation or verdicts then being awarded in personal injury actions in Supreme Court, New York County). Such policy shall not contain a deductible in an amount in excess of Five Thousand and 00/100 ($5,000.00) Dollars per occurrence, and Fifteen Thousand and 00/100 ($15,000.00) Dollars in the aggregate per year.

(ii) Provide and keep in force, workers' compensation insurance in a form prescribed by the laws of the State of New York and employer's liability insurance.

(iii) Provide and keep in force, such other insurance and in such amounts as may from time to time be reasonably required by Landlord against such other insurance hazards as at the time are commonly insured against in the case of operations similar to Tenant's.

(c) All insurance required to be procured by Tenant under this Lease shall be issued by reputable

and solvent insurance companies authorized to do business in the State of New York and reasonably satisfactory to Landlord. Prior to Landlord granting possession to Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver a certificate evidencing such insurance, which policy or certificate shall provide that Landlord, Landlord's agent, and the Superior Mortgagee and/or Superior Lessor, if applicable, shall be named as additional insureds, and further provide that such insurance may not be canceled or modified except upon not less than thirty (30) days' prior written notice to Landlord, together with evidence of payment of the premiums therefor for at least one year.

(d) Landlord shall not be obligated to commence any repairs or restorations to the demised premises as required hereunder unless and until Landlord has received the proceeds of all fire insurance policies affecting the Building of which the demised premises forms a part.

(e) Tenant shall, upon demand from the Landlord, deliver or cause to be delivered to the Landlord, at Tenant's expense, the then current insurance certificate and true copy of the insurance policy pertaining thereto. Tenant's insurance certificate shall affirmatively state that any rights of subrogation as against the Landlord and/or its insurer, or otherwise are waived.

(f) Tenant hereby releases the Landlord and its agents, employees, contractors and representatives from any insurable claims which arise out of or relate to this Lease. Tenant agrees to look solely to its insurance for compensation with respect to any such claim arising under this Lease.

58. <u>Intentionally Omitted</u>.

59. <u>As Is; Repairs; Maintenance</u>.

(a) Notwithstanding anything contained herein to the contrary, neither Landlord nor Landlord's agents have made any representations, warranties, or promises, either express or implied, with respect to the physical condition of the Building or the demised premises, the use or uses to which the demised premises or any part thereof may be put, the operation of any of the mechanical, plumbing, electrical, flue, ventilation or exhaust systems servicing the demised premises, the expenses or operation, or any other matter or thing affecting or related to the demised premises except as herein expressly set forth in this Lease; and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein, provided, however, Landlord represents that at the Commencement Date, the demised premises will be delivered in compliance with applicable laws, regulations and codes, including without limitation the Americans With Disabilities Acts, and with all plumbing, heating, electrical, mechanical, HVAC, fire safety and sprinkler systems serving the demised premises in good working order. Tenant acknowledges that it has inspected the Building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as is", subject to the performance of Landlord's Work. Tenant further acknowledges that taking possession of the demised premises shall be conclusive evidence that the demised premises and the Building were in good and satisfactory condition provided, however, that the parties shall schedule a walk through of the demised premises within ten (10) days following the Commencement Date to create a "punch list" of any incomplete Landlord's Work (but Landlord and Tenant's inability to schedule such walk through shall not delay the Commencement Date). Landlord shall thereafter work to diligently complete the punch list items as soon as reasonably practical thereafter. It is expressly understood that Landlord shall not in any way be liable for any latent or patent defects in the demised premises other than those included in said "punch list". Landlord shall be under no obligation to make any improvements in or to the demised premises throughout the Term hereof except for Landlord's Work as set forth in Section 89 hereof.

(b) Tenant, at its sole cost and expense, shall take good care of the demised premises and all improvements and personal property located therein, including, without limitation, all furniture, fixtures, machinery, equipment and all other personal property and stock purchased by Tenant and used in connection with the operation of its business at the demised premises, (all of the foregoing being hereinafter collectively referred to as "Tenant's Property") and Tenant shall make all necessary repairs to the demised premises and/or Tenant's Property in accordance with the provisions contained herein, whether ordinary, extraordinary, foreseen, or unforeseen; provided, however, that Tenant shall not be obligated to make any repairs to the extent that the same is necessitated by the negligent acts or omissions of Landlord, its agents, employees or contractors. Nevertheless, any damage to the Building (including, without limitation, the demised premises and the roof), interior and exterior, arising from or caused by the act, negligence or omissions of Tenant (or its agents, servants, employees, invites or contractors) shall be the liability of Tenant. Notwithstanding anything contained in this Lease to the contrary, all repairs and other work which Tenant is required to perform under any provision of this Lease may, at Landlord's option, without having any obligation to do so, be performed by Landlord at Tenant's sole cost and expense provided such work is competitively priced. Tenant shall pay the cost of such repairs and other work, as Additional Rent, within five (5) days after rendition of a statement therefor by Landlord.

(c) When used in this Article, the term "repairs" shall include replacements and substitutions of all property when necessary, of a quality, class and value at least equal to the property replaced or substituted.

(d) In addition to any other matters set forth herein, Tenant shall, at its sole cost and expense, comply with all federal, state and local laws, rules, regulations, mandates, codes, statutes or decrees of any governmental or quasi-governmental agency which now or hereafter has or may have jurisdiction over the demised premises and/or the Building which relates to or arises out of Tenant's manner of use of the demised premises. This includes, without limitation, any requirements of the Americans With Disabilities Act of 1990, as amended.

60. Indemnity. Without limiting any other indemnity extended by Tenant to Landlord under the provisions of this Lease, Tenant hereby indemnifies and agrees to hold the Landlord (and all of Landlord's agents, representatives, employees, shareholders, partners and attorneys) harmless from and against any and all loss, liability, alleged claim, claim and/or expenses (including, without limitation, reasonable attorneys' fees and disbursements) in connection with or arising from: (a) any default by Tenant under this Lease, (b) Tenant's use or occupancy of the demised premises and/or (c) any acts, omissions or negligence of Tenant, its employees, servants, contractors, agents, licensees and invites in or about the demised premises or the Building, including, without limitation, sidewalks, if any, adjoining the Building. Tenant shall pay to Landlord as Additional Rent an amount equal to all such losses, liabilities, claims and expenses within thirty (30) days after Landlord's rendition to Tenant of bills or statements therefor. Landlord will, at Tenant's expense, reasonably cooperate with Tenant in connection with any claims made by Tenant against third parties in connection with actions for which Landlord is indemnified hereunder. This Article 60 shall survive the expiration or sooner termination of this Lease.

61. Holding Over.

If Tenant holds over in possession after the expiration or sooner termination of the Term of the Lease, such holding over shall not be deemed to extend the Term or renew this Lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be equal to one hundred fifty percent (150%) of the Fixed Rent and Additional Rent payable for the immediately preceding monthly installment of Fixed Rent and Additional Rent for the first 90 days of such holding over and two hundred percent (200%) thereafter. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the demised premises after the expiration or sooner termination of this Lease. Tenant shall be liable to Landlord for and indemnify Landlord against (a) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any party of the demised premises (a "New Tenant") by reason of the late delivery of space to the New Tenant as a result of Tenant's holding over or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant; (b) the loss of the benefit of the bargain is any New Tenant shall terminate its lease by reason of the holding over by Tenant; and (c) any claim for damages by any New Tenant. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

62. Tenant's Obligations Upon Expiration or Earlier Termination.

Without limiting any of the other provisions of this Lease:

(a) On the Expiration Date or upon the sooner termination of this Lease or upon any re-entry by Landlord, Tenant shall, at its expense, quit, surrender, vacate and deliver the demised premises to Landlord "broom clean" and in good order, condition and repair, ordinary wear, tear and damage by fire or other insured casualty excepted, together with all improvements therein. Tenant shall, at its expense, remove from the demised premises all of Tenant's unaffixed property and any personal property of persons claiming through or under Tenant, and shall repair or pay the cost of repairing all damage to the demised premises and the Building occasioned by such removal. Any of Tenant's property or other personal property which shall remain in the demised premises after the termination of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of as Landlord may see fit. If such property not so removed shall be sold, Landlord may receive, retain and apply the proceeds of such sale to the cost of moving and storage, arrears of Rent and any damages to which Landlord may be entitled. Any expense incurred by Landlord in removing or disposing of such property shall be reimbursed to Landlord by Tenant on demand. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove any Alterations at the end of the Term unless same constitute Specialty Alterations. For purposes hereof, "Specialty Alterations" means Alterations made by or on behalf of Tenant or anyone claiming by, through or under Tenant consisting of fire detection and suppression systems that are not typical installations in office space in Manhattan, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems and other Alterations of a similar character that are above and beyond standard or typical office installations in office space in Manhattan and are unusually costly and difficult to remove as compared to standard office installations in office space in Manhattan. Notwithstanding the foregoing, the term "Specialty Alterations" shall not include conduits, wiring or cabling or any portion of Landlord's Work.

(b) If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then tenant's obligations under Section 62(a) shall be performed on or prior to the immediately preceding business day.

(c) Tenant expressly waives, for itself, and for any person claiming through or under Tenant, any rights which Tenant or such person may have under the provisions of Section 201 of the New York Civil Practice Law and Rules and any similar successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article.

(d) If the demised premises shall not be surrendered upon the Expiration Date or sooner termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the demised premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay.

(e) Tenant's obligations under this Article shall survive the termination of this Lease.

63. Intentionally Omitted.

64. Sprinkler.

Anything elsewhere in this Lease to the contrary notwithstanding, if the New York Board of Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city governments require or recommend the installation of a sprinkler system or that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's specific business, or the location of partitions, trade fixtures or other contents of the demised premises, or for any other reason or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or nonstructural in nature.

65. Building Directory.

If there is a Building directory at the Building, then at the written request of Tenant, Landlord shall list on the Building's directory the name of Tenant, and to the extent space is available, any trade name under which Tenant has the right to operate, and any other entity permitted to occupy any portion of the demised premises under the terms of this Lease. If requested by Tenant, Landlord may (but shall not be required to) list the name of Tenant's subsidiaries and affiliates; however, the listing of any name other than that of Tenant shall neither grant such party or entity any right or interest in this Lease or in the demised premises nor constitute Landlord's consent to any assignment or sublease to, or occupancy of the demised premises by, such party or entity. Except for the name of Tenant, any such listing may be terminated by Landlord, at any time, without notice, and same shall not give rise to any claim relating thereto.

66. Submission to Jurisdiction; Attorneys Fees.

(a) This Lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Tenant, Guarantor (as defined herein) and their successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant's address hereinabove set forth, or to Guarantor and any successor at the address set forth in the Guaranty (as defined herein) and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made three days after such process is so mailed.

(b) If (i) Landlord or Tenant commences any action or proceeding against the other in connection with this the default or failure of the other party to this Lease, or (ii) Landlord is required to defend any action or proceeding commenced by Tenant in connection with this Lease, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorneys' fees and disbursements incurred in connection with such action or proceeding.

67. Conditional Limitation.

(a) Intentionally deleted.

(b) Intentionally deleted.

(c) Tenant acknowledges and agrees that Landlord, as a matter of Building policy, will actively pursue its legal rights under this Article, irrespective of ongoing discussions or negotiations with Tenant as to

Tenant's defaults.

(d) In the event that Tenant and Landlord have entered into a stipulation of settlement, whether entered into in court or otherwise, for the repayment of any of the Tenant's Rent arrears, any monies received pursuant to said stipulation of settlement shall first be applied to current Rent and then any arrears. Further, until such time as the Tenant has fully and completely complied with the terms and provisions of the stipulation of settlement, the Tenant shall not be in good standing pursuant to the terms and provisions of this Lease and may not exercise any rights or remedies which it has, or may have, pursuant to the terms and provisions of this Lease.

68. Elevator Service.

Landlord, at Landlord's expense, shall furnish necessary passenger elevator service on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 12:00 p.m., which elevator service shall also be available on a twenty-four (24) hour, seven (7) day per week basis, subject to applicable law, mechanical breakdown and force majeure. In the event Tenant shall require the exclusive use of the Building's elevator at any time other than the normal business hours set forth above, Landlord shall endeavor to use its reasonable efforts to provide the elevator, as the case may be, for the use of Tenant, provided Tenant gives Landlord reasonable notice of the time and use of such elevator to be made by Tenant and Tenant pays Landlord's usual and reasonable charge in effect at the time for the use therefore prior to Landlord having any obligation to supply such additional elevator services.

69. Water Usage.

If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory and pantry purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter to measure Tenant's water consumption. Tenant shall pay Landlord for the cost of the meter and its installation, and throughout the duration of Tenant's occupancy Tenant shall keep said meter and equipment in good working order and repair at Tenant's own cost and expense. Any default hereunder will permit Landlord to replace or repair the meter and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on the meter as and when bills are rendered, and upon default in making such payment Landlord may pay such charges and collect the same from Tenant. If the demised premises are so metered, Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or is a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with its use, consumption, maintenance or supply of water, water system or sewage connection or system as shown on said meter, of if there is no meter, then as equitably determined by Landlord. The bill rendered by Landlord pursuant to this Article 69 shall be payable by Tenant as Additional Rent.

70. Tenant's Acts.

Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would: (1) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, (2) violate any laws or requirements of public authorities; (3) make void or voidable any fire or liability insurance policy then in force with respect to the Building; (4) make unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates; (5) cause, or in Landlord's reasonable opinion be likely to cause, physical damage to the Building or any part thereof; (6) constitute a public or private nuisance; (7) impair, in the sole opinion of Landlord, the appearance, character or reputation of the Building; (8) discharge objectionable fumes, vapors or odors into the Building air-conditioning system or into the Building flues or vents or vents not designed to receive them or otherwise in such manner as may reasonably offend other occupants; or (9) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, any such impairment or interference to be in the sole judgment of Landlord.

71. Limitation on Rent.

If at the commencement of, or at any time or times during the Term of this Lease, the Rents reserved in this Lease shall not be fully collectible by reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, or otherwise, Tenant shall enter into such agreements and take such other steps, without additional expense to Tenant, as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum Rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restrictions prior to the expiration of the Term of this Lease, (a) the Rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination; and (b) Tenant shall pay to Landlord, if legally

permissible, an amount equal to (1) the Rents which would have been paid pursuant to this Lease but for such legal rent restriction, less (2) the Rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

72. <u>Tenant's Interest</u>.

This Lease does not include, and Tenant shall have no leasehold or other interest in, the land on which the Building is located. Landlord, without the consent of Tenant, may sell, convey, lease or otherwise dispose of any air rights, development rights and similar rights appurtenant to the land and/or Building.

73. <u>Brokerage</u>.

Landlord and Tenant each represent and warrant to the other that they have not dealt with any broker or finder in connection with this Lease, except CBRE and Cushman & Wakefield (collectively, the "Broker"). Tenant agrees to indemnify and hold Landlord harmless from and against any claims, costs, expenses (including court costs and reasonable legal fees) and other liabilities incurred by Landlord by reason of any claim or action for a commission or other compensation by any other broker or finder claiming to have dealt with Tenant with respect to this Lease. Landlord agrees to indemnify and hold Tenant harmless from and against any claims, costs, expenses (including court costs and reasonable legal fees) and other liabilities incurred by Tenant by reason of any claim or action for a commission or other compensation by any broker or finder claiming to have dealt with Landlord with respect to this Lease (including Broker). Landlord agrees to pay the Broker its commission pursuant to a separate agreement. Landlord shall have no liability for any brokerage commissions arising out of a sublease or assignment by Tenant. The provisions of this Article 73 shall survive the expiration or sooner termination of this Lease.

74. <u>Subordination and Attornment</u>.

(a) Subject to the provisions of Section 74(d) below, this Lease and all rights of Tenant hereunder are, and shall be, subject and subordinate to all present and future ground leases and mortgages, including all amendments, modifications, supplements, renewals, substitutions, refinancings and extensions thereto (each, respectively, a "Superior Lease" or "Superior Mortgage"), on or affecting the land on which the Building stands ("Land") and the Building or any portion thereof. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required. Notwithstanding the foregoing, Tenant shall promptly execute and deliver, at its own expense, any instrument, in recordable form, if requested, that Landlord, the lessor under a Superior Lease (a "Superior Lessor") or the holder of a Superior Mortgage (a "Superior Mortgagee") may reasonably request at any time and from time to time to evidence such subordination; Tenant's failure to so execute and deliver such instrument shall in no way affect the self-operative subordination provisions of this Section 74(a). The Superior Mortgagee may elect that this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to, or subsequent to, the date of such Superior Mortgage. If, in connection with obtaining, continuing or renewing of financing for which the Building, Land or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, the Superior Mortgagee shall request reasonable modifications of this Lease as a condition of such financing, Tenant shall execute said modification provided that such modifications do not materially and adversely increase the obligations of Tenant hereunder, diminish the rights of Tenant hereunder, or cause a change in Tenant's financial obligations hereunder.

(b) If, at any time prior to the termination of this Lease, any Superior Lessor or Superior Mortgagee or any other person or the successors or assigns of the foregoing (collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant's Landlord under this Lease upon the then executory terms of this Lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this Section 74(b) shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments satisfactory to any such Successor Landlord in recordable form if requested to evidence and confirm the foregoing provisions of this Section 74(b), acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment this Lease shall continue in full force and effect as a direct Lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any previous act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) bound by any previous modification or amendment of this Lease made after the granting of such senior interest, or by any previous prepayment of more than one month's Fixed Rent or Additional Rent, unless such modification or prepayment shall have been approved in writing by any Superior Lessee or Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (iv) obligated to repair the demised premises or the Building or any part thereof, in the event of total or substantial damage

beyond such repair as can reasonably be completed with the net proceeds of insurance actually made available to Successor Landlord, provided all insurance to be maintained by Landlord is thus maintained; or (v) obligated to repair the demised premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be completed with the net proceeds of any award actually made available to Successor Landlord, or consequential damages allocable to the part of the demised premises or the Building not taken. Nothing contained in this Section 74(b) shall be construed to impair any right or otherwise exercisable by any such Successor Landlord.

(c) If any act or omission by Landlord would give Tenant the right, immediately, or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act of omission addressed to each such party at its last address so furnished, and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Lease or Superior Mortgage, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

(d) Notwithstanding anything to the contrary contained herein, Landlord shall use commercially reasonable efforts to obtain from the current and any future Superior Mortgagee or Superior Lessor a subordination, non-disturbance and attornment agreement (a "SNDA") in favor of Tenant on the standard form used by such Superior Mortgagee or Superior Lessor, which Tenant agrees to execute and deliver to Landlord within fifteen (15) business days after receipt thereof. If Landlord shall be unable to deliver such SNDA, or if Tenant shall fail to execute same, Landlord shall not have any liability therefor and the validity of this Lease shall not be affected thereby.

75. Estoppel Certificate.

Tenant shall, from time to time, upon request by Landlord, promptly, within twenty (20) days of receipt of such request, execute and acknowledge a written instrument in form satisfactory to Landlord certifying to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person specified by Landlord, the following: (i) that the Lease is unmodified, valid and in full force and effect (or, if there have been modifications, that the same is/are in full force and effect as modified and stating the modifications); (ii) that to its knowledge there are no defaults on the part of any party hereunder to this Lease (or, if so, the nature and extent of such default); (iii) the dates to which and the amounts in which the Fixed Rent, Additional Rent and other charges herein have been paid in advance; (iv) the existence and nature of any counterclaims, offsets or defenses hereunder on Tenant's part; (v) that the Landlord is not required to construct, alter, improve or otherwise renovate the demised premises (or, if so, the exact nature and extent of any of the foregoing); (vi) the amount of Fixed Rent and/or Additional Rent paid and payable by the Tenant; and (vii) any other matters requested by Landlord, including, without limitation, the Commencement and Expiration Dates of this Lease.

76. Intentionally Omitted.

77. Representations and Warranties of the Tenant.

(a) Tenant hereby represents and warrants to Landlord that it is duly formed and validly existing under the laws of its incorporation or organization (or if a partnership, the business certificate for partners is duly filed in the county in which the partnership is conducting business). During the Term hereof, Tenant shall maintain its good standing status and shall pay when due and all franchise, income or other taxes applicable to the Tenant's business.

(b) Tenant hereby represents to the Landlord that its employer identification number filed with the federal government is 13-3189926.

(c) Tenant's failure to comply with the terms and provisions of this Article 77 shall constitute a material event of default under this Lease

(d) Each party hereto represents to the other that it has the requisite corporate/member/partnership consent authorizing the entering into and performance of this Lease by such party.

78. No Recording.

Neither this Lease nor a memorandum of any of its contents shall be recorded by Tenant without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. If Tenant records this Lease or a memorandum of its contents without Landlord's prior written consent, such act of recording shall be deemed a substantial default under this Lease and Landlord may, upon written notice to Tenant, terminate this

Lease as of the date of such notice, and Tenant shall remain liable as provided in Article 18 herein.

79. Security Deposit.

(a) Tenant has deposited with Landlord $319,717.53 as security for the full and faithful performance by Tenant of all obligations of Tenant under this Lease or in connection with this Lease (the "Security"). If Tenant shall default in its obligations under this Lease Landlord may apply the whole or any part of the Security for the payment of: (i) any rent or any other sums of money which Tenant may not have paid or which may become due after the occurrence of a default; or (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease; or (iii) any sum which Landlord may expend or be required to expend by reason of such default, including any damages or deficiency in the re-letting of the Demised Premises. The application of the Security or any portion thereof by Landlord shall not prevent Landlord from exercising any other rights or remedies provided for hereunder or at law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. In the case of every such application or retention, Tenant shall on demand pay to Landlord the sum so applied or retained which shall be added to the Security so that the same shall be restored to its original amount. No interest shall accrue on the Security for the benefit of Tenant, and if legally permissible, Landlord shall be entitled to commingle the Security with Landlord's other funds.

(b) So long as, in each instance (meaning at each anniversary where a reduction of the Security is being considered), (i) this Lease has not been assigned or the Demised Premises sublet, then if Tenant is not in monetary default or material non-monetary default under any provision of this Lease (following any applicable notice and cure and/or grace period, with respect to non-monetary defaults only, and Tenant has not been in default of its obligations to pay Minimum Rent or other material monetary default under this lease since the Commencement Date), then on the fourth (4th) anniversary of the Rent Commencement Date, the amount of the Security shall be reduced by $106,572.51 so that the amount of Security then held by Landlord shall be $213,145.02 and on the seventh (7th) anniversary of the Rent Commencement Date, the amount of the Additional Security shall be reduced by $106,572.51 so that the amount of Security then held by Landlord shall be $106,572.51.

(c) The Security shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior consent of Landlord in each instance, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

(d) In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant or Guarantor, if any, the Security shall be deemed to be applied first to the payment of any Rent or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security may be retained by Landlord in partial liquidation of Landlord's damages.

(e) Landlord may deliver the Security to the purchaser of Landlord's interest in the Demised Premises in the event that such interest be sold or transferred, and thereupon Landlord shall be discharged and released from all further liability with respect to the Security or the return thereof to Tenant. Tenant agrees to look solely to the new landlord for the return of the Security, and this provision shall also apply to any subsequent transferees. No Mortgagee shall be responsible for the return of the Security unless such Mortgagee shall have actually received the Security.

(f) At any time after delivering the Security provided in subsection (a) above, provided Tenant is not then in default under this Lease and Landlord has not previously drawn upon the Security, Tenant may replace the Security with a letter of credit, subject to the terms and conditions herein set forth. If Tenant desires to replace the Security with a letter of credit, Tenant shall deliver an unconditional, irrevocable letter of credit in the amount of the then current amount of Security ("LC Balance") in a form and issued by a bank satisfactory to Landlord (the "Letter of Credit"). The Letter of Credit shall provide that it is assignable by Landlord without charge and shall either (A) expire on the date which is sixty (60) days after the Expiration Date (as the same may be extended pursuant to the terms hereof) (the "LC Date"), or (B) be automatically self-renewing until the LC Date. If any Letter of Credit is not renewed at least thirty (30) days prior to the expiration thereof or if Tenant holds over in the Demised Premises without the consent of Landlord after the expiration or termination of this Lease, Landlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Tenant's obligations under this Lease. Landlord may draw on the Letter of Credit (or the proceeds thereof) to remedy defaults by Tenant in the payment or performance of any of Tenant's obligations under this Lease. If Landlord shall have so drawn upon the Letter of Credit (or the proceeds thereof), Tenant shall immediately deposit with Landlord a sum equal to the amount so drawn by Landlord (as Additional Charges), or upon Landlord's request, Tenant shall provide Landlord with a replacement Letter of Credit in the full amount of the LC Balance within ten (10) days after notice by Landlord, immediately following which Landlord shall return to Tenant the partially (or fully) drawn Letter of Credit. If Tenant elects to deposit a Letter of Credit in lieu of a cash security deposit and Tenant is entitled to the reductions in Security as provided in Section 79(b) Tenant shall coordinate same with the issuing bank so that (i) if the issuing bank requires the issuance of a replacement letter of credit instead of amending the existing Letter of Credit, Landlord need not

ever surrender the Letter of Credit until a replacement Letter of Credit has been issued and (ii) Tenant shall be responsible for all costs incurred by Landlord and Tenant in connection with replacing the Letter of Credit.

(g) This Section 5.08 shall in any event be subject to the provisions of Section 7-103 of the General Obligations Law of the State of New York, as amended; and, to the extent that this Section may be inconsistent therewith, the said Section 7-103 of the General Obligations Law shall supersede.

80. Intentionally Omitted.

81. Miscellaneous.

(a) Submission by Landlord of this Lease for execution by Tenant shall confer no rights upon Tenant, nor impose any obligations upon Landlord, unless and until both Landlord and Tenant shall have executed this Lease, duplicate originals thereof shall have been delivered to the respective parties, and Tenant shall have paid and Landlord shall have cashed and received credit for the first installment of Fixed Rent and the Security Deposit as provided herein.

(b) Without incurring any liability to Tenant, Landlord may permit access to the demised premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the demised premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

(c) The terms "person" and "persons" as used in this Lease, shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

(d) No receipt of monies by Landlord from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate this Lease; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

(e) Any of Tenant's rights under this Lease shall not be exercisable nor shall same be exercised and same shall be deemed extinguished if at the time that such right first arises, the Tenant shall be in default under any provisions of this Lease beyond the expiration of applicable notice and cure periods or the Tenant shall have entered into a stipulation or separate agreement with respect to any provision of this Lease relating to Tenant's performance under this Lease which has not been fully paid or performed in accordance its terms. Tenant shall not join, consolidate, remove, or otherwise attempt to limit or stay any action or proceeding commenced by the Landlord against the Tenant or in which the Landlord and the Tenant are parties.

(f) No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

(g) The terms "Owner" and "Landlord" as used in this Lease are interchangeable. The terms "Premises" and "demised premises" as used in this Lease are interchangeable.

(h) The term "Owner", as used in this Lease, means only the owner of Owner's interest in the Building and demised premises from time to time. The current fee owner of the Building and the real property on which the Building is situated is Owner. In the event of any assignment, conveyance or sale, once or successively, of Owner's interest in the Building or any assignment of this Lease by Owner, said Owner making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligation of Owner hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto, for all purposes, including, without limitation, the reform and administration of the security deposit made hereunder or otherwise, if any. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee. A Mortgagee (or assignee under an assignment in connection with a Mortgage) shall not be deemed such a purchaser, grantee or assignee unless and until the foreclosure of any Mortgage or the conveyance or transfer of Owner's interest under this Lease in lieu of foreclosure, and then subject to the provisions of Article 7 and Article 74 hereof.

(i) If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(j) Subject to the terms and conditions of this Lease, Tenant shall have access to the demised premises on a 24-hour-a-day, 7-day-a-week basis. Landlord shall maintain a key card or keypad system for the Building and shall provide Tenant key cards for use by Tenant's employees (the initial set of key cards shall be at no cost to Tenant; all replacement cards shall be at Landlord's then current Building standard charge). In addition, Landlord shall provide a manned security desk in the Building's lobby from 9:00 a.m. to 5:00 p.m. Monday through Friday. Tenant shall be permitted, at Tenant's sole cost and expense, to install its own security system at the demised premises, which may be a card access security system, provided same is installed and maintained in compliance with the provisions of this Lease.

(k) Prior to the Commencement Date Tenant's vendors, consultants and other professionals may enter the demised premises for purposes of taking measurements and the like, subject to the reasonable prior approval of Landlord.

82. Setbacks, Roof Areas.

(a) If the demised premises are adjacent to any setback or roof area of the Building, Tenant covenants not to use or permit the use of same for any purpose whatsoever. Tenant shall give Landlord access to setback areas upon prior notice thereof, which notice may be oral. Supplementing Section 13 of the Printed Form if Landlord needs access to roofs or setback for the purpose of installing ductwork or venting then Tenant shall permit Landlord reasonable access to the demised premises for the purposes of installing same.

(b) Tenant shall permit Landlord to install (and have access to) utility lines, conduits, and/or pipes, ducts, beams, joints, foundations, supports and other Building components and additions (collectively, "Conduits and Supports") in and through the Demised Premises as Landlord may reasonably deem necessary or desirable and for any additions, expansions or alterations thereto; provided, however, that: (i) Landlord may install Conduits and Supports in the Demised Premises only if there is no commercially reasonable way to install them outside of the Demised Premises, (ii) Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use and occupancy of the Demised Premises arising from the installation of Conduits and Supports, (iii) any Conduits and Supports installed in or through the Demised Premises shall be concealed behind interior walls, floors or ceilings, if feasible, or shall be enclosed and "boxed in" adjacent to such walls, floors or ceilings, (iv) when completed, the installation of such Conduits and Supports shall not materially reduce the useable areas of the Demised Premises, and (v) Landlord shall promptly repair all damage to the Demised Premises caused by such work, and restore the Demised Premises to the condition of the Demised Premises existing immediately prior to such entry.

83. Diagram.

Tenant acknowledges that it has been informed by Landlord that any diagram attached to this Lease is solely for the purpose of identifying the premises demised hereunder and Landlord has made no representation and nothing in this Lease shall be deemed or construed to be a representation or covenant as to the dimensions of and/or the square foot area contained in the demised premises.

84. No Encumbrance.

Tenant for itself and for its successors and assigns expressly covenants and agrees that it shall not mortgage or otherwise in any manner encumber the demised premises or any part thereof without the express prior written consent of Landlord which may be withheld in its sole discretion.

85. Tenant's Termination Right.

Provided that Tenant shall not be in default under this Lease beyond notice and the expiration of applicable grace and cure periods, Tenant shall have the right to terminate this Lease following a "Termination Event" (as hereinafter defined), only with respect to the entire demised premises, at any time after the third (3rd) anniversary of the Rent Commencement Date on one hundred eighty (180) days prior written notice to Landlord (the "Termination Notice"). If the Lease is terminated by the Tenant as provided in this Article 85, Tenant shall pay Landlord a termination fee (the "Termination Fee") equal to the un-amortized portion of the cost of Landlord's Work (amortized on a straight line basis over the initial term) and the brokerage commission paid to Broker in connection with this Lease. The Termination Fee shall be payable to Landlord on or before the date specified in the Termination Notice for the termination of this Lease.

As used herein a "Termination Event" shall mean all of the following conditions shall have occurred:

(i) the loss (a "Funding Loss") by the Visiting Nurse Service of New York ("VNSNY") of more than 35% of Tenant's annual funding, but in no event less than $2,450,000 in annual funding, for the year in which Tenant gives a Termination Notice, which loss has been confirmed in writing by written evidence from the applicable funding source or sources;

(ii) the Funding Loss is specific to the VNSNY Health Homecare Management Program and/or the Behavioral Health Community Transitions Program; and

(iii) the Funding Loss results in the closing of the VNSNY Health Home Care Management Program and/or Behavioral Health Community Transitions Program then operated by VNSNY or its affiliates.

Attached hereto as Exhibit D and made a part of this Lease is a summary of Tenant's funding sources as of the date of this Lease, including sources and amounts and other pertinent details.

A Termination Event shall not exist if Tenant takes any action, or omits to take any action, the result (whether direct or indirect) results in a loss of funding of the programs provided by Tenant at the demised premises.

Tenant covenants and agrees that if this Lease shall be terminated pursuant to a Termination Event then Tenant, for itself and on behalf of its affiliated entities, agrees that it shall not operate a Health Home Care Management Program or a Behavioral Health Community Transitions Program on the island of Manhattan for a period of twelve (12) months following the date that Tenant vacates and surrenders possession of the demised premises.

If Tenant does not elect to terminate the Lease as set forth in this Section 85(a), Tenant shall receive four (4) months of free rent immediately prior to the expiration of this Lease. Should Tenant at any time exercise its termination right as set forth herein, Tenant shall forfeit such 4 months of free rent.

If Tenant timely and effectively exercises its termination right hereunder, then (i) upon the date that is one hundred eighty (180) days after Landlord's receipt of the Termination Notice (such date, the "Termination Date"), the Lease and the Term granted thereunder and all rights of Tenant thereunder and anyone claiming by, through or under Tenant shall terminate and come to an end without any further notice or act on Landlord's part with the same force and effect as though the Termination Date were the Expiration Date, and (ii) Tenant shall remain liable for all rent and additional rent due and accruing up to the later of (x) the Termination Date, and (y) the date Tenant vacates and surrenders the demised premises to Landlord in accordance with the Lease.

86. Final Agreement.

This Lease constitutes the entire agreement between the parties hereto and no earlier statements or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those expressly contained in this Lease. This Lease shall not be modified except by written instrument subscribed by both parties.

87. Counterclaims.

Tenant agrees that in any action or proceeding commenced by the Landlord against the Tenant or otherwise arising out of this Lease that the Tenant (or any permitted successor or assign thereof) shall not interpose and hereby waives any and all offsets, counterclaims (save for mandatory counterclaims) and defenses.

88. Non-Prohibited Person.

Tenant and Landlord each hereby represent and warrant to the other that neither Tenant nor Landlord, as applicable, nor any of their officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Tenant or Landlord) is or will be an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"); (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http://www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) B (iv) above are herein referred to as a "Prohibited Person"). Each party covenants and agrees that none of its officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests) will: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Each party further covenants and agrees to deliver (from time to time) to the other any such certification or other evidence as may be requested by the other in its sole and absolute discretion, confirming that: (i) neither Tenant or Landlord, as applicable, nor their officers, directors,

shareholders, partners, members or affiliates (including the indirect holders of equity interests) is a Prohibited Person; and (ii) neither Tenant nor Landlord, as applicable, nor their officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Tenant) has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

89. Landlord's Work.

(a) Tenant acknowledges that it has inspected the Building and the demised premises and agrees to accept same in its "AS IS" physical condition as of the date possession is tendered to Tenant and acknowledges that Landlord shall not be obligated to make any improvements or alterations to the demised premises whatsoever, except that Landlord shall deliver the demised premises in the condition set forth on Exhibits B, B-1 and B-2, and in the configuration shown on Exhibit A attached hereto and made a part hereof (hereinafter the work with respect to the demised premises shall be referred to as the "Landlord's Work"). In the event of a conflict between Exhibits B, B-1 and B-2, the plans attached as Exhibit B-2 shall prevail.

(b) (i) Attached hereto and made a part hereof as Exhibit A is a preliminary line drawing layout ("Preliminary Plan") for the build out of the demised premises. In accordance with the terms and conditions of this Article and the Preliminary Plan Landlord shall, at Landlord's sole cost and expense, prepare a final set of working drawings and specifications using building standard materials and finishes for Tenant's reasonable consent ("Final Plans") and, upon such consent, shall cause the work as set forth in the Final Plans to be performed.

(ii) Landlord shall cause the Final Plans to be filed with and approved by any governmental and quasi-governmental authorities having jurisdiction over the work reflected in the Final Plans. All costs, fees and expenses incurred in connection with the preparation and filing of the Final Plans shall be paid by Landlord.

(c) Notwithstanding anything to the contrary contained herein, in the event Landlord is delayed in completing Landlord's Work due to delay caused by Tenant and Tenant does not cease such delay within one (1) business day of receiving written notice of such delay (a "Tenant Delay"), the applicable Landlord's Work shall be deemed substantially completed on the date it reasonably would have been substantially completed but for the Tenant Delay, and the Commencement Date shall be the date it would have been but for the Tenant Delay. Tenant agrees that in the event its contractors and subcontractors are performing any Tenant's Work simultaneously with the performance Landlord's Work, Tenant will use commercially reasonable efforts to minimize interference with Landlord's performance of Landlord's Work; should Tenant's Work interfere with the performance of Landlord's Work, the Commencement Date shall be the date Landlord's Work would have been completed but for the Tenant Delay. As used herein, "Tenant Delay" means a delay in the date Landlord delivers possession of the Premises to Tenant arising from the act or omission of Tenant and such failure continues for more than four (4) Business Days after notice from Landlord specifying such delay.

(d) In the event the Commencement Date does not occur on or prior to November 15, 2018 (the Outside Delivery Date") (except due to a Tenant Delay or Unavoidable Delay), then for each day after the Outside Delivery Date that the Commencement Date does not occur (except due to a Tenant Delay or an Unavoidable Delay), Tenant shall receive a credit against Fixed Rent equal to not more than $1,369.86 per day (the "Per Diem Credit") for each day after the Outside Delivery Date that the Commencement Date does not occur, such amount representing the difference between Tenant's regular rent and additional rent due under the Prior Lease, as hereinafter defined, and the holdover charges in excess of the regular rent and additional rent actually billed and collected by the landlord under the Prior Lease (provided that, for Tenant to collect the Per Diem Credit, Tenant must actually be required to pay, and shall actually have paid, holdover charges to the landlord under the Prior Lease). As used herein "Unavoidable Delay" shall mean delays due to strikes, acts of God, governmental restrictions, enemy action, riot, civil commotion, fire, unavoidable casualty or other causes beyond the control of Landlord or Tenant. "Prior Lease" shall mean the lease between Global Holdings, as landlord and Visiting Nurse Services of New York, as tenant, which lease expires by its terms on December 31st, 2018. Upon request Tenant shall furnish Landlord with sufficient information for Landlord to confirm the amount of the Per Diem Credit.

(e) (i) During the Term of this Lease Landlord shall maintain a valid certificate of occupancy ("CO") or temporary certificate of occupancy ("TCO") for the demised premises which permits the use of the demised premises for Tenant's stated use set forth in Section 42(a) above. If there is any lapse in the effectiveness of a CO or TCO, Landlord shall cure such lapse within ninety (90) days after becoming aware thereof. If Landlord fails to reinstate the CO or the TCO within one (1) year of the lapse thereof, Tenant shall have the right to terminate this Lease upon notice to Landlord within sixty (60) days after receiving notice thereof from Landlord.

90. Right of First Offer.

(a) Notwithstanding anything to the contrary contained herein, if after Tenant's initial occupancy of the Building and the expiration or earlier termination of Landlord's first lease for the 2nd floor of the Building the second (2nd) floor of the Building becomes available for leasing (such space, the "Second Floor Offer Space"), then except as this Article 90 otherwise provides, Tenant shall have a right of first offer (the "Second Floor ROFO") for such Second Floor Offer Space. Notwithstanding anything to the contrary contained herein, Tenant's Second Floor ROFO is and shall only be subordinate to the rights of any currently existing tenant at the Building to lease the Second Floor Offer Space. If Landlord has or reasonably expects the Second Floor Offer Space to be available for lease, then Landlord shall so notify Tenant (the "Second Floor ROFO Notice"). The Second Floor ROFO Notice shall: (a) specify the Second Floor Offer Space and the fixed rent (which shall be 100% of the then current fair market value of the Second Floor Offer Space), term (which shall be co-terminus with the Term of this Lease; provided, however, if Landlord sends a Second Floor ROFO Notice during the last thirty (30) months of the Term, Tenant may only exercise the Second Floor ROFO if it simultaneously exercises its renewal option set forth in Section 41(b) of this Lease), escalations (types of escalation(s), and base year(s) and/or subject to the same rate of increases for operating expenses and real estate taxes as the demised premises), security deposit, free rent, work letter, and other material economic terms under which Landlord believes it will be able to lease the Second Floor Offer Space to a third party in the marketplace (the "Anticipated Business Terms"); (b) set forth the Second Floor Offer Response Period of forty-five (45) days; and (c) state IN ALL CAPITAL LETTERS that failure to respond within the Second Floor Offer Response Period will constitute a waiver of Tenant's Second Floor ROFO. Within forty-five (45) days after receiving the Second Floor Offer Notice (the "Second Floor Offer Response Period"), Tenant may elect, by written notice to Landlord delivered within the Second Floor Offer Response Period, to accept the Second Floor Offer Space in accordance with all Anticipated Business Terms and the ROFO Notice and otherwise in accordance with the terms of this Lease. **TIME SHALL BE OF THE ESSENCE** with respect to the Second Floor Offer Response Period and the delivery of Tenant's exercise notice, and Tenant's exercise of the Second Floor ROFO shall be deemed irrevocable once exercised. Tenant's failure to validly exercise its Second Floor ROFO within the Second Floor Offer Response Period shall constitute Tenant's waiver of the Second Floor ROFO regarding the Second Floor Offer Space, and Landlord may lease the Second Floor Offer Space to a third party on any terms Landlord negotiates. Notwithstanding the foregoing, in the event a material, monetary default is continuing under the Lease at the time of the exercise its Second Floor ROFO or as of the date the Second Floor Offer Space is added to the demised premises, Landlord may refuse to permit the exercise of the Second Floor ROFO or the addition of the Second Floor Offer Space to the demised premises, and it shall be as if Tenant never exercised its Second Floor ROFO.

(c) If Tenant disputes Landlord's determination of the market value rent of the Second Floor Offer Space, and Landlord and Tenant fail to agree as to the amount thereof within thirty (30) days after the giving of the Second Floor Acceptance Notice, then such dispute shall be resolved by arbitration in the same manner as disputes regarding FMV pursuant to Section 41(b)(ii) above. If such dispute shall not have been resolved on or before the date that Landlord delivers possession of the Second Floor Offer Space to Tenant, then pending such resolution, Tenant shall pay as annual fixed rent for the Second Floor Offer Space the fair market rent for the Second Floor Offer Space as determined by Landlord. Within twenty (20) days after the final determination of the fair market rent for the Second Floor Offer Space, an adjustment (if any) required to correct the amounts previously paid on account thereof shall be made by the appropriate party; provided, any excess Rent theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing Fixed Rent payable by Tenant to Landlord. The fair market rent for the Second Floor Offer Space, once determined, shall increase at the same rate of increase as the Fixed Rent for the demised premises to account for increases in operating expenses.

(d) Tenant's Second Floor ROFO shall be personal to Tenant and shall not be transferrable by Tenant to any third party, including, without limit, any subtenant or assignee requiring Landlord's consent.

91. Tenant Specific Provisions.

(a) Medicare Access to Books and Records

As and if required by 42 U.S.C Section 1395x(v)(1) (I) and any regulations promulgated thereunder, Landlord shall, upon written request, make available, until the expiration of four years from the termination of this Lease, to the Secretary of Health and Human Services of the United States, and to the Comptroller General of the United States, or to any of their duly authorized representatives, this Lease and any books, documents and records of Landlord that are necessary to certify the nature and extent of Tenant's costs under this Lease.

(b) Non-Discrimination and Affirmative Action

Landlord agrees that in providing services under this Lease, Landlord shall be subject to and shall comply with applicable statutes, rules and regulations prohibiting discrimination on the basis of race, color, creed, religion, sex, gender, sexual orientation, pregnancy, gender identity or expression, national

origin or ancestry, citizenship status, alienage, disability, age, marital status, partnership status, genetic disorder, genetic predisposition or genetic carrier status, military status, covered veteran status, status as a victim of domestic violence, sex offense or stalking, source of payment, or other protected characteristic.

The Equal Employment Opportunity Clauses set forth in 41 Code of Federal Regulations Chapter 60-1.4, 60-250.5, 60-300.5 and 60-741.5 are hereby incorporated by reference.

The Executive Order 13496 Employee Notice Clause set forth in 29 Code of Federal Regulations Part 471 Appendix A to Subpart A is hereby incorporated by reference.

(c) Fraud and Abuse Prevention; Whistleblower Protection

Landlord acknowledges and agrees that it shall comply with all applicable federal and state fraud and abuse laws and regulations, including all applicable requirements imposed by Section 6032 of the Deficit Reduction Act of 2005 ("DRA"). In accordance with the DRA, Landlord agrees to comply with the Tenant Fraud and Abuse Prevention Policy, if furnished by Tenant and as revised from time to time by Tenant, and, to the extent required by DRA, to make available to Landlord's employees and its agents information regarding the Tenant Fraud and Abuse Prevention Policy.

(d) Non-Solicitation

Landlord shall not, for any reason, hire or attempt to hire any individual employed or engaged by Tenant, its subsidiaries, affiliates, or related corporations during the term of this Lease and for a period of two (2) years after the expiration of this Lease. Notwithstanding the foregoing, the provisions of this Article shall not be violated by (i) general advertising or solicitation not specifically targeted at Tenant-related persons or (ii) use of an employee placement service that is not specifically directed at Tenant-related persons, provided Landlord may not hire any Tenant-related person responding to any such general advertising or solicitation or presented through any such employee placement service without written consent of Tenant.

(e) Protection of Electronic Information

Landlord certifies that it shall be subject to, and comply with the New York Information Security Breach and Notification Act (the "Act"). Landlord agrees to notify Tenant immediately if Landlord has cause to believe or reasonably believes that any data regarding Tenant, Tenant's employees, contractors, vendors, volunteers, donors and/or patients may have been obtained by an unauthorized person, as defined in the Act, and that Landlord will consult with Tenant prior to, during and after any required notifications. Landlord agrees to indemnify Tenant for any damage caused to Tenant, Tenant's employees, contractors, vendors, volunteers and/or patients by a breach of security caused by Landlord.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have each executed this Lease as of the date first written above.

f this Lease,

LANDLORD:

REEC 286 LENOX LLC

By: ______________________

Title:

TENANT:

VISITING NURSE SERVICE OF NEW YORK

By: ______________________

Name: Marki Flannery

Title: CEO

Exhibit A – Preliminary Plan



3rd FLOOR CONSTRUCTION PLAN
1/8" = 1'-0"



4th FLOOR CONSTRUCTION PLAN
1/8" = 1'-0"

EXHIBIT B

General

The Landlord agrees to do the following initial work and installations, all of which shall be in accordance with this Building Standard Document and as indicated on the Tenant Layout. Any work, Installations and materials that exceed the Building Standard Document scope will be at the sole expense of the Tenant. Landlord reserves the right to substitute comparable and equal products in lieu of those specified below.

Landlord Construction:

a. The Landlord at its sole cost and expense shall construct and install the Building Shell of the Demised Premises, including demised area exterior finish treatments and storefront windows as required, utility services to the Demised Premises, main and alternate entry/exit door systems, all vertical transportation for people including all associated stairs as required by the NYC Building Code.

b. In addition, Landlord, at its sole cost and expense, shall construct all Common Areas in the Development.

c. Any environmental remediation required as a result of existing conditions shall be performed by Landlord at Landlord's sole cost and expense.

d. All of the foregoing work is referred to herein as "Landlord's Work". Landlord shall construct and design all of the improvements which are the responsibility of Landlord in full conformity with the NYC Building Code.

Design

Plans and Specifications

a. Tenant will instruct its architect and consultants to work diligently with Landlord and Landlord's architect and consultants to facilitate drawings and design as described below.

b. Landlord shall prepare and deliver to Landlord detailed plans and specifications for Tenant's Work ("Tenant's Plans") and Landlord shall have fifteen (15) business days after receipt thereof to notify Tenant in writing of any objections that Landlord may have thereto. Tenant shall prepare revised Tenant's Plans and submit them to Landlord, and Landlord shall have ten (10) business days after receipt thereof to notify Tenant in writing of any further objections that Landlord may have thereto. If Landlord so objects, Tenant shall have ten (10) business days to prepare and submit revised Tenant's Plans to Landlord. Notwithstanding any provision to the contrary contained in this Lease, Landlord's right to approve Tenant's Plans shall be limited only to those matters which materially and adversely impact the structural components of the Building Shell, the utility systems serving the Development, or the aesthetic compatibility of the exterior of the Demised Premises with the remainder of the Development. The right of Landlord to approve, review and comment on Tenant's Plans shall not relieve Tenant from any liability concerning the completeness, accuracy or integrity of such plans and specifications or their compliance with the NYC Building Code.

c. The Tenant shall prepare construction documents that will be provided to the Landlords Architect who will secure municipal approval. The work detailed within the construction documents shall be in accordance with this Building Standard Document.

Information to Tenant and Landlord

a. Landlord and Tenant shall each instruct their respective architects, consultants, and engineers to cooperate with the other party's architects, consultants, and engineers in providing all necessary information regarding the Development; and such other information as may from time to time be

reasonably requested. Landlord and Tenant acknowledge and agree that the preparation of plans and specifications by each party as set forth herein are interrelated and dependent upon the other party's submittals and cooperation. Accordingly, Landlord and Tenant agree that they shall mutually work in good faith to prepare the criteria for the plans and specifications which will permit their respective architects to proceed without delay.

Construction Requirements

General

a. Promptly after Landlord's receipt of the necessary building permits, Landlord shall commence Landlord's Work and shall thereafter diligently and continuously prosecute said construction to its completion in accordance with the Master Schedule. Landlord's construction of the Common Area adjacent to and contiguous to the Building Shell will be coordinated with Tenant's Work. Landlord's Work shall be performed in accordance with Tenants Plans and shall comply with the following requirements which are minimum requirements and are not intended to overrule the Building Code.

Vertical Transportation

a. Landlord shall be responsible for designing, providing and installing one (1) passenger elevator serving the Cellar Floor through Fourth Floors of the Demised Premises. All interior finishes are to be manufacturer standard finishes with VCT Flooring. Landlord shall also be responsible for design and installation of any and all associated egress stairways required by the NYC Building Code with the Demised Premises.

b. Stairs to be concrete filled metal pan stairs with handrails and guardrails as required. Handrails, Guardrails and risers to be painted grey. New stair walls and existing walls to be painted white.

Building Lobby

a. Storefront

   i. First Floor Entry Doors and Storefront System to be Clear Anodized Aluminum.

b. Partitions

   i. Demising Wall/Corridor Partition to be 3-5/8" Metal Studs with 2 Layers 5/8" Gyp. Bd. at both faces with 3" Batt Insulation providing a Fire Rating of 2 Hours as per UL Design U419.

   ii. All new Gyp. Bd. partitions and e wall surfaces shall be painted standard white with eggshell finish.

   iii. All Gyp. Bd. partitions to get continuous 4" Vinyl Cove Base.

c. Doors

   i. All Stair Doors and frames to be Hollow Metal with 90 Min. Fire Rating.

   ii. All Stair Doors and frames to be painted standard grey with semi-gloss finish.

d. Ceilings

   i. Building Lobby Ceiling to be Gyp. Bd. with a Fire Rating of 2-Hours.

   ii. Ceiling to be painted standard white with flat finish.

e. Flooring

   i. Concrete Slab to be left exposed, leveled with a variation no more than 1/2" within any 10' diameter circle.

f. Lighting

i. 4'-0" LED Light Fixture with Prismatic Lens to be provided as per shell building drawings.

Demised Floors

a. Partitions

i. The Construction of interior Gyp. Bd. partitions shall be non-fire rated, non-sound proofed and shall consist of 3-5/8" 20 gauge metal stud spaced 16" O. C. with 5/8" Gyp. Bd. at both faces.

ii. Toilet Room and Janitor Closet to have F.R.P. at locations only as required by NYC Building Code.

iii. Partitions to be built to underside of floor/roof structure above.

iv. All Gyp. Bd. partitions to get continuous 4" Vinyl Cove Base.

v. All new Gyp. Bd. partitions and existing wall surfaces shall be painted standard white with eggshell finish.

b. Doors and Hardware

i. Interior Doors to be painted H.M. Doors over H.M. K.D. Frame.

ii. Passage Latch sets with lever handles for all interior doors.

iii. All Doors and frames to be painted standard Grey with semi-gloss finish.

c. Ceilings

i. All ceilings to be exposed structure with Spray Fireproofing as per Shell Building Drawings, and painted.

d. Lighting

i. All lighting to be suspended 2'x4' fluorescent fixtures, with lens hung at 9' above ceiling spaced at 8'-0" o.c. or minimum one per room, whichever is less.

ii. Light switches and receptacles to be toggle type one switch per office, all other switches to be ganged together.

e. Flooring

i. Polished concrete Slab to be left exposed, leveled with a variation no more than 1/2" within any 10' diameter circle.

f. Columns

i. All new columns and pilasters to be either exposed or wrapped in Gyp. Bd. (Tenant's choice) and provided with Spray Fireproofing as per Shell Building Drawings, non-painted.

g. Toilet Rooms/Janitor Closet

i. Plumbing fixtures to be provided to meet minimum requirements per NYC Building Code and as selected by landlord, all standard finishes.

h. Windows

i. West Façade to have Clear Anodized Aluminum windows per Shell Building Drawings

ii. East Façade to have Clear Anodized Aluminum windows with 2-Hr Fire Shutters per Shell Building Drawings.

i. Elevator Lobby

i. Every Floor will have a 1-Hr Rated Elevator Lobby with 45 Min hollow metal Rated Door W visions p6"x24" vision panel.

j. Electricity

i. The building has a new multi meter 1200 amp, 120/208v electric service located in cellar solely for the tenants.

ii. Service shall accommodate (1) 200 amp, 208 volt, 3-phase serving third floor; (1) 200 amp, 208 volt, 3-phase serving fourth floor. Each floor to have a 200 amp, 208/120v, 3 phase, 4 wire, 42 pole panel for future requirements.

iii. Private office shall receive (1) Quad and (1) Duplex electrical outlets

iv. Conference rooms shall receive (2) Quad electrical outlets

v. IT room (1) Quad outlet

vi. Pantry (1) duplex outlet

vii. To all workstations

K. Blinds

Landlord to install building standard blinds

L. Data/Telcom:

Landlord to install cabling for tele-data as well as all data to each work station

M. Paint

Benjamin Moore – One coat tenant choice of color

N. Pantry

Solid surface countertop and plastic laminate front finish cabinets

P. Supplemental AC

Landlord will provide an exhaust duct as per required. Specs to be provided by tenant.

Building Shell

a. Structure

i. Landlord shall be responsible for waterproofing the roof above the Demised Premises.

ii. Landlord shall be responsible to lift and set all of Tenant's rooftop equipment as per the Shell Building Drawings.

iii. Landlord shall furnish and install all required structural steel framing per Shell Building Drawings.

b. Exterior

i. Exterior walls shall be insulated as required in accordance with the Building Code. Landlord shall meet all Building Code requirements for fire proofing all exterior walls.

ii. Exterior wall finish materials as per Shell Building Drawings.

Utilities

i. Landlord shall install into the Demised Premises all utilities necessary for the operation of Tenant's business operations. Landlord is to preserve throughout the Demised Term all utilities necessary for the operation of Tenant's business operations. All utilities shall be separately metered to Tenant and shall include, without limitation, the following utilities:

Natural Gas

i. New gas system will include gas meters at cellar level. Gas meters will be for space heating one meter per floor. Each of the third and fourth floors shall have an 1-1/2-inch gas riser up to the roof-top HAVC units.

Domestic Water

i. The building has a 3" domestic water service located at cellar, front wall. Water will have (1) meter for entire building with (2) 2-inch pipes run up to 4th floor. Each floor to have a 2-inch valve and capped into space.

Sanitary Sewer

i. The building has (1) 4" sanitary outlet and house trap in the cellar floor at front wall. There are (2) 4-inch sanitary and vent stacks run up to the 4th floor with capped tees for future connection.

Storm Sewer

i. The building has one 8" storm line exiting out below cellar floor, at front of building into Lenox Avenue.

ii. Storm system consists of three (3) sets of roof drains connected to a common internal storm conductor.

HVAC System

i. 3rd Floor - 10-ton gas fired roof top unit with ductwork located on main roof 4,000 cfm, 280 SF/1 ton

ii. 4th Floor - 15-ton gas fired roof top unit with ductwork located on main roof 6,000 cfm, 200 SF/1 ton

iii. A/C Control

Fire Alarm

i. Landlord will provide a "Temporal 3" fire alarm system which satisfies a "Building Shell" condition with provision for expansion for additional Tenant devices to be added as part of Tenant build-out. The system shall consist of pull stations, horns/strobes, smoke detectors, etc. as required by NYC Department of Buildings.

Construction Observation

i. Tenant's architect, consultants, and construction manager shall have the right to enter the Demised Premises during the performance of Landlord's Work to confirm that the Building Shell is being constructed in accordance with the approved Landlord's Plans and for the purpose of making engineering studies and reviewing as built dimensions. Landlord's architect, consultants, and construction manager shall have the right to enter the Demised Premises during the performance of Tenant's Work to confirm that it is being performed in accordance with Tenant's Plans.

Tenant Request for Field Changes

a. If Tenant requests any changes in Landlord's Plans after Landlord's Plans have been approved by Tenant and submitted by Landlord to the City for Plan Review, Landlord's architect shall, as soon as reasonably possible thereafter, prepare a proposed change estimate ("CE") which shall set forth the estimated Tenant Delay, if any, and the estimated cost of the changes, including construction costs, architectural fees, and related consultant's fees or costs, permits or other fees. Landlord's architectural fees, any related consultant fees or costs and permit or other fees shall be paid by Tenant to Landlord at the time Tenant approves the CE in writing.

Signage

a. Tenant shall be responsible for all exterior and interior signage as well as filing all drawings required for NYC approval and is also responsible for building permit. Tenant to provide Landlord and Landlords Architect proposed signage for review and approval prior to commencing with filing of drawings and fabrication/installation.

Tenants Indemnification

a. Notwithstanding anything to the contrary, Tenant shall indemnify and hold Landlord harmless against all claims, liabilities, loss, cost or expense (including reasonable attorney's fees and costs of court) arising out of any defects in the leasehold improvements and the other improvements constructed by Tenant.

END OF EXHIBIT B

Exhibit B – 1 – Work Letter Addendum

|

- Landlord to install LED light fixtures as per tenant's plan
- Landlord install electric locks and electric hinges the entry door and IT rooms (4 in total)
- Landlord to apply intumescent paint on the plywood wall in IT room
- Landlord to install roof louver at 4th floor IT Room for tenant installed A/C unit.
- Landlord to install fan and louver in 3rd floor IT room
- Landlord to provide a cable tray
- Landlord to provide power for the card readers
- Landlord to provide sink and faucet in pantry
- Landlord to install lockets at entry doors, IT and storage rooms (5 in total)
- Landlord to provide one 6 "diameter sleeve through the slab from 3rd fl IT room to 4th floor IT room
- Landlord to provide key access to floors from stairwell. Tenant to retain option to install Magnetic Locks at future date.
- Landlord to complete Finishes as per M&B's drawings, including (2) coats of paint thought-out on all surfaces to be painted.

Exhibit B-2

Preliminary Plans

See Attached

EXHIBIT C- PROHIBITED USES

As used in this Lease, the term "Prohibited Uses" shall mean any of the following uses:

(1) Any use which emits or results in strong, unusual or offensive odors, fumes, dust or vapors, is a public or private nuisance, emits noise or sounds which are objectionable due to intermittence, beat, frequency, shrillness or loudness, creates a hazardous condition, or is used, in whole or in part, as or for warehousing or the dumping or disposing of garbage or refuse.

(2) Any operation primarily used as a storage facility and any assembling, manufacturing, distilling, refining, smelting, agricultural, or mining operation;

(3) Any fire sale, bankruptcy sale (unless pursuant to a court order), auction house operation, fictitious going-out-of-business sale, lost-our-lease sale or similarly advertised event;

(4) Any laundry, dry cleaning store, or laundromat;

(5) Any bowling alley or skating rink;

(6) Any living quarters, sleeping apartments, or lodging rooms;

(7) Any veterinary hospital or animal raising or boarding facilities;

(8) Any mortuary or funeral home or chapel;

(9) Any "Pornographic Use", which shall include, without limitation: (x) a store displaying for sale or exhibition books, magazines or other publications containing any combination of photographs, drawings or sketches of a sexual nature, which are not primarily scientific or educational [provided, however, that the sale of books, magazines and other publications by a national bookstore of the type normally located in first-class buildings in the State in which the Building is located (such as, for example, Borders and Barnes & Noble, as said stores currently operate) shall not be deemed a "pornographic use" hereunder]; or (y) a store offering for exhibition, sale or rental video cassettes or other medium capable of projecting, transmitting or reproducing, independently or in conjunction with another device, machine or equipment, an image or series of images, the content of which has been rated or advertised generally as NC-17 or "X" or unrated by the Motion Picture Rating Association, or any successor thereto [provided, however, that the sale or rental of such videos by a national video store of the type normally located in first-class buildings in the State in which the Building is located (such as, for example, Blockbuster or West Coast Video, as said stores currently operate) shall not be deemed a "pornographic use" hereunder;

(10) Any flea market, amusement or video arcade, pool or billiard hall, night club, discotheque, or dance hall;

(11) Any gambling facility or operation, including but not limited to: off-track or sports betting parlor; table games such as black-jack or poker; slot machines; video poker/black-jack/keno machines or similar devices; or bingo hall.

(12) Any pawn shop, gun shop, or tattoo parlor;

(13) Any church or other place of religious worship;

(14) Any car wash, automobile repair shop, or any business servicing motor vehicles in any respect, including, without limitation, any quick lube oil change service, tire center or gasoline or service station or facility

(15) Any medical clinics or medical offices;

(16) Ballroom, Dance Hall, Discotheque, Social Club or Night Club or other club with live or recorded music;

(17) Check Cashing, except that the foregoing restriction shall not apply to a check cashing facility owned and operated by a money center bank;

(18) A business:

(a) the primary purpose of which is to sell, afford or permit on-premises sexual stimulation or sexual liaisons;

(b) which permits or presents obscene, nude or semi-nude performances of modeling;

(c) which sells, affords or permits body massages, whether or not of a sexual nature; or

(d) which sells "rubber goods" or other sexual or erotic products of a type not commonly found in high-quality, national chain pharmacies.

(19) Headshop or as a facility for the sale of paraphernalia for use with illicit drugs including, without limitation, rolling papers, roach clips, water pipes or other such drug paraphernalia;

(20) hotel/motel;

(21) daycare center;

(22) Auditorium or any other like place of public assembly, such as a bingo parlor;

(24) Billiard or Pool Hall or Parlor;

(25) Ping Pong Parlor, Amusement Arcade or other business deriving income from coin operated games, a shooting gallery or the use of any type of video game, slot machine, pinball machines or related equipment;

(26) Cabaret or any other place providing primarily a place of recreation to customers;

(27) Community Center;

(28) Dating or Escort Service;

(29) Employment Agency;

(30) Fruit or vegetable store;

(31) Gypsy, Fortune Teller or Palm Reader or Card Reader;

(32) Laboratory;

(33) Lingerie sales similar to Frederick's of Hollywood (Victoria's Secret and similar being an acceptable use);

(34) Manufacturing, or a Factory, or any kind;

(35) Massage Parlor;

(36) Messenger Service;

(37) Municipal or other Government Office;

(38) Office, Store, Reading room, Headquarters, Center or other facility devoted or opposed to the

promotion, advancement, representation, purpose or benefit of: (a) any political party, political movement or political candidate, (b) any religion, religious group or religious denomination, (c) any foreign governmental;

(39) Pet Shop;

(40) Print shop, reproduction or blueprinting establishment;

(41) School or Conference Facilities or as a place of instruction, reading room or any operation catering primarily to students or trainees rather than to customers, other than a facility for VNSNY or affiliates' trainees;

(42) Social Services Center other than a facility for VNSNY or affiliates' clients;

(43) Spiritualist services;

(44) Teen Center;

(45) Telephone or Telegraph Agency;

(46) Tombstones, Monuments;

(47) Public stenographic/public typist; or

(48) Video Game or other Arcade or Game Room.

Exhibit D

Funding Summary

Annual revenue of approximately $7,000,000.

Sources:

Health Home Care Management Program – fee for services Medicaid Managed Care
Health Home Care Management Program – Grant
Behavioral Health Community Transitions Program – fee for services Managed Care



7'-1"
11'-2"
10'-0"
10'-4"
10'-4"
7'-1"
4'-4"
STORAGE
I.T.
4'-4"
PANTRY
7'-0"
REF.
VEN.
VEN.
COPY
WAITING
COATS
COATS
OFFICE #1
LOBBY
ADA TOILET
ADA TOILET
OFFICE #2
OFFICE #3

3rd FLOOR CONSTRUCTION PLAN
1/8" = 1'-0"

HARDWARE:

1. PROVIDE LOCKS ON STAIR DOORS, ENTRY DOOR, LT. ROOM AND STORAGE ROOM.
2. ALL STORAGE ROOM AND I.T. ROOM DOORS TO HAVE LOCKS KEYED DIFFERENTLY ON ONE MASTER KEY.
3. PROVIDE ELECTRIC LOCKS AND ELECTRIC HINGES ON ENTRY DOOR AND I.T. ROOM DOOR. CARD READERS BY VNS SECURITY VENDOR
4. PROVIDE PRIVACY SETS ON BATHROOM DOORS.

NOTE:

FOR TOILET ACCESSORY SCHEDULE AND TOILET FIXTURE SCHEDULE, SEE DRAWING SK-1.01.

3RD FLOOR CONSTRUCTION REFERENCE NOTES:

1. SEE DETAIL 1/SK-1.01 (TYPICAL FOR ALL).
2. FIRE RESISTANT 3/4" PLYWOOD BACKER BOARD 8'-0" HIGH.
3. 5'-0" X 7'-0" TRIMMED OPENING.
4. 3'-6" X 7'-0" TRIMMED OPENING.
5. FAIL SAFE: TIE INTO FIRE ALARM FOR DOOR RELEASE.
6. SHELF AND POLE.
7. FLOOR DRAIN, TRAP, & TRAP PRIMER.
8. PANTRY BASE CABINETS & UPPERS WITH SINK & FAUCET.
9. PROVIDE VALUED OUTLET FOR COFFEEMAKER & REFRIGERATOR HOOK UP.
10. 2'-0" DEEP PLASTIC LAMINATE COUNTER AT +2'-10".

MASCIONI & BEHRMANN
Architecture & Engineering, P.C.
232 Madison Avenue, Suite 502
New York, NY 10016
Tel: (212) 883-0561 Fax:(212) 213-8283
Email: info@mb-arch.com

VNSNY C.M.H.S. RELOCATION
286 LENOX AVE., NEW YORK, N.Y. 10027

1	05.03.18	Date:	04.02.18
2	06.22.18	By:	SK/ES
		Job:	170206

SK-3.03



EQ.
9'-6"
9'-6"
9'-6"
9'-6"
9'-6"
EQ.
10'-0"
10'-0"
STORAGE
I.T.
PANTRY
WAITING
COPY
OFFICE #1
OFFICE #2
OFFICE #3
ADA TOILET
ADA TOILET

3rd FLOOR REFLECTED CEILING PLAN
1/8" = 1'-0"

3RD FLOOR REFLECTED CEILING PLAN REFERENCE NOTES:

1. CABLE TRAY AT 9'-0" AFF TO THE BOTTOM.
2. 1" WIDE LEVOLOR BLINDS (COLOR TO BE SELECTED).

LIGHT FIXTURE SCHEDULE:

A	TYPE:	A
	DESCRIPTION:	48"; 50W LED, 5215 LUMENS; 4000K, CABLE HUNG FIXTURE; DIMMABLE.
	LAMP:	LED ; 4000K
	MANUFACTURER:	DECO LIGHTING, DACH LED ROUND: DACH-LED-4-50-40-UNV-R-DM
B	TYPE:	B
	DESCRIPTION:	48"; 35W LED, 4550 LUMENS; 4000K, SURFACE MOUNTED FIXTURE; DIMMABLE.
	LAMP:	LED ; 4000K
	MANUFACTURER:	DECO LIGHTING, DACH LED ROUND: DACH-LED-4-50-40-UNV-R-DM

NOTE: LANDLORD TO PROVIDE EMERGENCY LIGHTING AS REQUIRED BY CODE

MASCIONI & BEHRMANN
Architecture & Engineering, P.C.
232 Madison Avenue, Suite 502
New York, NY 10016
Tel: (212) 683-0561 Fax:(212) 213-6263
Email: info@mb-arch.com

VNSNY C.M.H.S. RELOCATION
286 LENOX AVE., NEW YORK, N.Y. 10027

1	05.03.18
2	06.22.18

Date: 04.02.18
By: SK/ES
Job: 170206

SK-3.04


STORAGE
I.T.
CR
PANTRY
REF.
VEN.
PRINT
COPY
WAITING
COATS
OFFICE #1
LOBBY
ADA TOILET
ADA TOILET
OFFICE #2
OFFICE #3

3rd FLOOR POWER VOICE DATA PLAN

1/8" = 1'-0"

POWER/VOICE/DATA GENERAL NOTES:

1. ALL POWER & VOICE/DATA RECEPTACLES ARE TO BE MOUNTED AT 18" A.F.F. (U.O.N.). ALL SWITCHES ARE TO BE MOUNTED AT 48" A.F.F. (U.O.N.)
2. WORK TO BE COMPLETED IN ACCORDANCE WITH THE REQUIREMENTS OF THE NATIONAL BOARD OF FIRE UNDERWRITERS, PUBLIC UTILITIES CO., TELEPHONE CO., AND ALL OTHER AUTHORITIES HAVING JURISDICTION.
3. REFER TO ENGINEERING DRAWINGS FOR ALL ELECTRICAL REQUIREMENTS, CIRCUITRY AND ELECTRICAL SPECIFICATIONS. ARCHITECTURAL POWER TELEPHONE & DATA PLAN IS FOR OUTLET LOCATION ONLY.
4. GENERAL CONTRACTOR SHALL PROVIDE PATCHING OF ALL FLOORS, WALLS AND CEILINGS AS REQUIRED FOR INSTALLATION.
5. ELECTRICAL CONTRACTOR TO PROVIDE COLOR CODED RECEPTACLE DESIGNATION FOR ALL SEPARATE CIRCUIT, ISOLATED GROUND, DEDICATED AND CONVENIENCE ELECTRICAL RECEPTACLES.
6. ALL DEVICES, INCLUDING SWITCHES, COVERPLATES, TIMERS, ETC., ARE TO BE WHITE NYLON DECORA SERIES. SUBMIT SAMPLES TO ARCHITECT FOR APPROVAL.
7. ARCHITECT TO APPROVE FINAL LOCATION OF ALL DEVICES PRIOR TO INSTALLATION.
8. PROVIDE ALL REQUIRED MILLWORK CUT-OUTS ACCOMMODATE DEVICES SHOWN ON THIS PLAN.
9. SEE ELECTRICAL DRAWINGS AND I.T. DRAWINGS FOR POWER AND VOICE/DATA FEEDS.
10. LANDLORD TO FURNISH AND INSTALL DATA CABLING. CABLE TO BE CAT 6. SEE DRAWING SK-1.01 FOR PANEL BOARD NOTES.
11. SEE DRAWING SK-1.01 FOR PANEL BOARD NOTES.

POWER / VOICE / DATA LEGEND:

- WALL MOUNTED DUPLEX RECEPTACLE
- GFI WALL MOUNTED DUPLEX RECEPTACLE WITH GROUND FAULT INTERRUPT -THREE WIRE GROUNDED - AT 48" AFF
- WALL MOUNTED VOICE / DATA RECEPTACLE
- WALL MOUNTED TELEPHONE AT 54" A.F.F.
- WALL MOUNTED QUAD (DOUBLE DUPLEX) RECEPTACLE
- WALL MOUNTED SPECIAL PURPOSE DEDICATED RECEPTACLE
- SYSTEM FURNITURE MOUNTED DUPLEX RECEPTACLE
- SYSTEM FURNITURE MOUNTED VOICE/DATA RECEPTACLE
- WALL POWER & TELECOMMUNICATIONS INFEED FOR SYSTEM FURNITURE - SEE DETAIL 1/SK1.01
- CR CARD READER BY VNS SECURITY VENDOR

3RD FLOOR POWER / VOICE / DATA / REFERENCE NOTES:

1. PLYWOOD BACKPLANE ON EAST WALL - FURNISH AND INSTALL 8'x 4'x 3/4" FIRE RETARDANT PLYWOOD SHEETS, A/C GRADE MOUNTED ON 2'x 4' STAND-OFFS. (1) COAT OF SHERWIN WILLIAMS B49W2 WALL AND WOOD PRIMER + (1) COAT OF FLAME CONTROL 10-10 INTUMESCENT FIRE RETARDANT PAINT. FINISH WITH CONTROL 40-40 FIRE RETARDANT PAINT FEEDS.
2. COORDINATE RECEPTACLE LOCATIONS IN FIELD.
3. H.M. DOOR W/ 12" H X 24" W LOUVERS. PROVIDE EXHAUST FAN WITH THERMOSTAT FOR ROOM.
4. VERIFY DATA/POWER RECEPTACLES HEIGHT AND LOCATION IN FIELD. TYPICAL FOR ALL.
5. PROVIDE (4) 20 AMP DEDICATED CIRCUITS FOR EACH I.T. RACK. FINAL TERMINATION SPECIFICATIONS TO BE COORDINATED WITH TENANT
6. CORE DRILL/SLEEVE BETWEEN 3RD & 4TH FLOORS. AVOID BUILDING STRUCTURE (VERIFY LOCATION IN THE FIELD). PROVIDE (2) 3-1/2" CONDUITS FROM 3RD FLOOR I.T. ROOM TO 4TH FLOOR I.T. ROOM. BUILDING OWNER TO FURNISH & INSTALL ALL FIBER & CABLE. ALL FIBER & CABLE TO BE TESTED, CERTIFIED AND TERMINATED AT JACK/PATCH PANEL.
7. PROVIDE (2) 20 AMP DEDICATED WALL MOUNTED OUTLETS FOR ALARM & SECURITY SYSTEMS - 72" AFF, TO BE COORDINATED WITH TENANT
8. PROVIDE OUTLET FOR EXHAUST FAN.
9. CABLE TRAY AT +9'-0"
10. ALL OUTLETS IN PANTRY (5) ARE 20AMP DEDICATED
11. PROVIDE POWER AND DATA WIRING FOR CARD READER
12. PROVIDE ONE (1) 20 AMP CIRCUIT FOR EVERY FOUR (4) WORK STATIONS.

MASCIONI & BEHRMANN
Architecture & Engineering, P.C.
232 Madison Avenue, Suite 502
New York, NY 10016
Tel: (212) 683-6581 Fax:(212) 213-6283
Email: info@mb-arch.com

VNSNY C.M.H.S. RELOCATION
286 LENOX AVE., NEW YORK, N.Y. 10027

1 05.03.18	Date:	04.02.18	SK-3.05
2 05.22.18	By:	SK/ES	
	Job:	170206	



STORAGE
I.T.
PANTRY
REF.
VEN.
VEN.
COPY
WAITING
COATS
COATS
OFFICE #1
LOBBY
ADA TOILET
ADA TOILET
OFFICE #2
OFFICE #3

3rd FLOOR FINISH PLAN

1/8" = 1'-0"

FINISH PLAN GENERAL NOTES:

1. PATCH TAPE AND SPACKLE ALL EXISTING DRYWALL AND MAKE READY FOR NEW FINISH, WHERE NECESSARY.
2. ALL CARPET TO BE GLUED DOWN. ENTIRE SLAB AREA TO BE CLEANED DOWN AND FLASH PATCHED AS NECESSARY.
3. INSTALL VINYL REDUCER STRIPS (V.R.S.) AT ALL ELEVATOR DOORS, FIRE STAIRS AND ANYWHERE ELSE WHERE THERE IS A CHANGE IN MATERIALS.
4. FLOORING CHANGE TRANSITIONS TO OCCUR AT CENTERLINE OF DOOR.
5. ALL AREAS RECEIVING NEW FLOORING MATERIALS: CARPET TILE, CARPET OR SHEET GOODS SHALL RECEIVE NEW VINYL BASE. SEE DRAWINGS FOR SCHEDULE OF MATERIALS.
6. ALL EXISTING H.M. DOORS AND H.M. FRAMES SHALL RECEIVE TWO COATS OF PAINT.
7. WALLS TO RECEIVE TWO COATS OF PAINT.

FINISH PLAN LEGEND:

- WALLS
- BASE
- FLOOR

FINISH SCHEDULE:

VINYL BASE				
VB-1	JOHNSONITE:	STYLE: 4"	COLOR: T.B.D	
PLASTIC LAMINATE				
PL-1 (HORIZONTAL)	WILSONART:	STYLE: T.B.D. COLOR: T.B.D	FINISH: T.B.D	
PL-2 (VERTICAL)	WILSONART:	STYLE: T.B.D. COLOR: T.B.D	FINISH: T.B.D	
PAINT				
P-1	BENJAMIN MOORE:	STYLE: ECO SPEC	COLOR: T.B.D.	FINISH: EGGSHELL
P-2	BENJAMIN MOORE:	STYLE: ECO SPEC	COLOR: T.B.D.	FINISH: ALKYD SEMI-GLOSS

MASCIONI & BEHRMANN
Architecture & Engineering, P.C.
232 Madison Avenue, Suite 502
New York, NY 10016
Tel: (212) 683-0561 Fax:(212) 213-6283
Email: info@mb-arch.com

VNSNY C.M.H.S. RELOCATION
286 LENOX AVE., NEW YORK, N.Y. 10027

1 05.03.18	Date:	04.02.18	SK-3.06
2 06.22.18	By:	SK/ES	
	Job:	170206	



7'-1"
10'-3"
9'-10"
9'-10"
9'-10"
13'-3"
I.T.
J.C.
2'-6"
9'-0"
9'-6"
9'-2"
11'-0"
COLAB
COPY
OFFICE #2
OFFICE #3
CONFERENCE (12)
OFFICE #1
LOBBY
ADA TOILET
ADA TOILET

4th FLOOR CONSTRUCTION PLAN

1/8" = 1'-0"

HARDWARE:

1. PROVIDE LOCKS ON STAIR DOORS, ENTRY DOOR, I.T. ROOM AND STORAGE ROOM.
2. ALL STORAGE ROOM AND I.T. ROOM DOORS TO HAVE LOCKS KEYED DIFFERENTLY ON ONE MASTER KEY.
3. PROVIDE ELECTRIC LOCKS AND ELECTRIC HINGES ON ENTRY DOOR AND I.T. ROOM DOOR. CARD READERS BY VNS SECURITY VENDOR
4. PROVIDE PRIVACY SETS ON BATHROOM DOORS.

NOTE:

FOR TOILET ACCESSORY SCHEDULE AND TOILET FIXTURE SCHEDULE, SEE DRAWING SK-1.01.

4TH FLOOR CONSTRUCTION REFERENCE NOTES:

1. SEE DETAIL 1/SK-1.01 (TYPICAL FOR ALL).
2. FIRE RESISTANT 3/4" PLYWOOD BACKER BOARD 8'-0" HIGH.
3. 3'-6" X 7'-0" TRIMMED OPENING.
4. FAIL SAFE: TIE INTO FIRE ALARM FOR DOOR RELEASE.
5. INSTALL 24" X 48" 3/4" PLYWOOD IN WALL FOR MOUNTING TV + 84" TO CENTER.
6. SHELF AND POLE.
7. FLOOR DRAIN, TRAP, & TRAP PRIMER.
8. PLASTIC LAMINATE BASE AND UPPER CABINETS.
9. INSTALL 14" x 14" DUCT THRU ROOF WITH FIRE DAMPER, DUCT TO EXTEND 24" BELOW ROOF SLAB. PROVIDE ELBOW ON ROOF VENT & BAROMETRIC DAMPER.

MASCIONI & BEHRMANN
Architecture & Engineering, P.C.
232 Madison Avenue, Suite 802
New York, NY 10016
Tel: (212) 683-0561 Fax:(212) 213-6283
Email: info@mb-arch.com

VNSNY C.M.H.S. RELOCATION
286 LENOX AVE., NEW YORK, N.Y. 10027

1 05.03.18	Date:	04.02.18	SK-4.03
2 06.18.18	By:	SK/ES	
	Job:	170206	



EQ.
9'-6"
9'-6"
9'-6"
9'-6"
9'-6"
EQ.
4'-5"
10'-0"
10'-0"
I.T.
J.C.
COLAB
COPY
OFFICE #2
OFFICE #3
CONFERENCE (12)
OFFICE #1

4th FLOOR REFLECTED CEILING PLAN
1/8" = 1'-0"

4th FLOOR REFLECTED CEILING PLAN REFERENCE NOTES:

1. CABLE TRAY AT 9'-0" AFF TO THE BOTTOM.
2. 1" WIDE LEVOLOR BLINDS (COLOR TO BE SELECTED).
3. DIMMER SWITCH.
4. INSTALL 14" x 14" DUCT THRU ROOF WITH FIRE DAMPER, DUCT TO EXTEND 24" BELOW ROOF SLAB. PROVIDE ELBOW ON ROOF VENT & BAROMETRIC DAMPER.

LIGHT FIXTURE SCHEDULE:

A	TYPE: DESCRIPTION: LAMP: MANUFACTURER:	A 48"; 50W LED, 5215 LUMENS; 4000K, CABLE HUNG FIXTURE; DIMMABLE. LED ; 4000K DECO LIGHTING, DACH LED ROUND: DACH-LED-4-50-40-UNV-R-DM
B	TYPE: DESCRIPTION: LAMP: MANUFACTURER:	B 48"; 35W LED, 4550 LUMENS; 4000K, SURFACE MOUNTED FIXTURE; DIMMABLE. LED ; 4000K DECO LIGHTING, DACH LED ROUND: DACH-LED-4-50-40-UNV-R-DM

NOTE: LANDLORD TO PROVIDE EMERGENCY LIGHTING AS REQUIRED BY CODE

MASCIONI & BEHRMANN
Architecture & Engineering, P.C.
232 Madison Avenue, Suite 502
New York, NY 10016
Tel: (212) 683-0561 Fax:(212) 213-6283
Email: info@mb-arch.com

VISITING NURSE SERVICE OF NEW YORK

VNSNY C.M.H.S. RELOCATION
286 LENOX AVE., NEW YORK, N.Y. 10027

1	05.03.18	
2	06.22.18	

Date: 04.02.18
By: SK/ES
Job: 170206

SK-4.04



I.T.
OFFICE #1
OFFICE #2
OFFICE #3
COPY
COLAB
CONFERENCE (12)
LOBBY
ADA TOILET
ADA TOILET
COATS
COATS
CR

4th FLOOR POWER VOICE DATA PLAN

1/8" = 1'-0"

POWER/VOICE/DATA GENERAL NOTES:

1. ALL POWER & VOICE/DATA RECEPTACLES ARE TO BE MOUNTED AT 18" A.F.F. (U.O.N.). ALL SWITCHES ARE TO BE MOUNTED AT 48" A.F.F. (U.O.N.).
2. WORK TO BE COMPLETED IN ACCORDANCE WITH THE REQUIREMENTS OF THE NATIONAL BOARD OF FIRE UNDERWRITERS, PUBLIC UTILITIES CO., TELEPHONE CO., AND ALL OTHER AUTHORITIES HAVING JURISDICTION.
3. REFER TO ENGINEERING DRAWINGS FOR ALL ELECTRICAL REQUIREMENTS, CIRCUITRY AND ELECTRICAL SPECIFICATIONS. ARCHITECTURAL POWER TELEPHONE & DATA PLAN IS FOR OUTLET LOCATION ONLY.
4. GENERAL CONTRACTOR SHALL PROVIDE PATCHING OF ALL FLOORS, WALLS AND CEILINGS AS REQUIRED FOR INSTALLATION.
5. ELECTRICAL CONTRACTOR TO PROVIDE COLOR CODED RECEPTACLE DESIGNATION FOR ALL SEPARATE CIRCUIT, ISOLATED GROUND, DEDICATED AND CONVENIENCE ELECTRICAL RECEPTACLES.
6. ALL DEVICES, INCLUDING SWITCHES, COVERPLATES, TIMERS, ETC., ARE TO BE WHITE NYLON DECORA SERIES. SUBMIT SAMPLES TO ARCHITECT FOR APPROVAL.
7. ARCHITECT TO APPROVE FINAL LOCATION OF ALL DEVICES PRIOR TO INSTALLATION.
8. PROVIDE ALL REQUIRED MILLWORK CUT-OUTS ACCOMMODATE DEVICES SHOWN ON THIS PLAN.
9. SEE ELECTRICAL DRAWINGS AND I.T. DRAWINGS FOR POWER AND VOICE/DATA FEEDS.
10. LANDLORD TO FURNISH AND INSTALL DATA CABLING. CABLE TO BE CAT 6. SEE DRAWING SK-1.01 FOR PANEL BOARD NOTES.
11. SEE DRAWING SK-1.01 FOR PANEL BOARD NOTES.

POWER / VOICE / DATA LEGEND:

- WALL MOUNTED DUPLEX RECEPTACLE
- GFI — WALL MOUNTED DUPLEX RECEPTACLE WITH GROUND FAULT INTERRUPT -THREE WIRE GROUNDED - AT 48" AFF
- WALL MOUNTED VOICE / DATA RECEPTACLE
- WALL MOUNTED TELEPHONE AT 54" A.F.F.
- WALL MOUNTED QUAD (DOUBLE DUPLEX) RECEPTACLE
- WALL MOUNTED SPECIAL PURPOSE DEDICATED RECEPTACLE
- SYSTEM FURNITURE MOUNTED DUPLEX RECEPTACLE
- SYSTEM FURNITURE MOUNTED VOICE/DATA RECEPTACLE
- WALL POWER & TELECOMMUNICATIONS INFEED FOR SYSTEM FURNITURE - SEE DETAIL 1/SK1.01
- CONFERENCE ROOM RECEPTACLE
- CR — CARD READER BY VNS SECURITY VENDOR

4TH FLOOR POWER / VOICE / DATA / REFERENCE NOTES:

1. PLYWOOD BACKPLANE ON EAST WALL - FURNISH AND INSTALL 8'x 4'x 3/4" FIRE RETARDANT PLYWOOD SHEETS, A/C GRADE MOUNTED ON 2'x 4" STAND-OFFS. (1) COAT OF SHERWIN WILLIAMS B49W2 WALL AND WOOD PRIMER + (1) COAT OF FLAME CONTROL 10-10 INTUMESCENT FIRE RETARDANT PAINT. FINISH WITH CONTROL 40-40 FIRE RETARDANT PAINT FEEDS.
2. COORDINATE RECEPTACLE LOCATIONS IN FIELD.
3. H.M. DOOR W/ 12" H X 24" W LOUVERS, PROVIDE EXHAUST FAN WITH THERMOSTAT FOR ROOM.
4. VERIFY DATA/POWER RECEPTACLES HEIGHT AND LOCATION IN FIELD. TYPICAL FOR ALL.
5. PROVIDE (2) 20 AMP DEDICATED DUPLEX OUTLETS FOR EACH I.T. RACK.
6. CORE DRILL/SLEEVE BETWEEN 3RD & 4TH FLOORS. AVOID BUILDING STRUCTURE (VERIFY LOCATION IN THE FIELD). PROVIDE (2) 3-1/2" CONDUITS FROM 3RD FLOOR I.T. ROOM TO 4TH FLOOR I.T. ROOM. BUILDING OWNER TO FURNISH & INSTALL ALL FIBER & CABLE. ALL FIBER & CABLE TO BE TESTED, CERTIFIED AND TERMINATED AT JACK/PATCH PANEL.
7. PROVIDE OUTLET FOR EXHAUST FAN.
8. FLUSH MOUNTED POWER & DATA OUTLET FEED FROM BELOW. CORE DRILL SLAB & FIRE STOP.
9. CABLE TRAY AT +9'-0".
10. PROVIDE (2) 20 AMP DEDICATED OUTLETS FOR ALARM & SECURITY.
11. PROVIDE POWER AND DATA WIRING FOR CARD READER
12. PROVIDE ONE (1) 20 AMP CIRCUIT FOR EVERY FOUR (4) WORK STATIONS.
13. PROVIDE 20 AMP DEDICATED OUTLET FOR TENANT'S MOVINCOOL AC UNIT.

MASCIONI & BEHRMANN
Architecture & Engineering, P.C.
232 Madison Avenue, Suite 502
New York, NY 10016
Tel: (212) 683-0581 Fax:(212) 213-6283
Email: info@mb-arch.com

VNSNY C.M.H.S. RELOCATION
286 LENOX AVE., NEW YORK, N.Y. 10027

1 05.03.18	Date:	04.02.18	SK-4.05
2 06.22.18	By:	SK/ES	
	Job:	170206	


LT.
J.C.
OFFICE #2
OFFICE #3
COPY
COLAB
CONFERENCE (12)
OFFICE #1
LOBBY
ADA TOILET
ADA TOILET

4th FLOOR FINISH PLAN

1/8" = 1'-0"

FINISH PLAN GENERAL NOTES:

1. PATCH TAPE AND SPACKLE ALL EXISTING DRYWALL AND MAKE READY FOR NEW FINISH, WHERE NECESSARY.
2. ALL CARPET TO BE GLUED DOWN. ENTIRE SLAB AREA TO BE CLEANED DOWN AND FLASH PATCHED AS NECESSARY.
3. INSTALL VINYL REDUCER STRIPS (V.R.S.) AT ALL ELEVATOR DOORS, FIRE STAIRS AND ANYWHERE ELSE WHERE THERE IS A CHANGE IN MATERIALS.
4. FLOORING CHANGE TRANSITIONS TO OCCUR AT CENTERLINE OF DOOR.
5. ALL AREAS RECEIVING NEW FLOORING MATERIALS: CARPET TILE, CARPET OR SHEET GOODS SHALL RECEIVE NEW VINYL BASE - SEE DRAWINGS FOR SCHEDULE OF MATERIALS.
6. ALL EXISTING H.M. DOORS AND H.M. FRAMES SHALL RECEIVE TWO COATS OF PAINT.
7. WALLS TO RECEIVE TWO COATS OF PAINT.

FINISH PLAN LEGEND:

-	WALLS
-	BASE
-	FLOOR

FINISH SCHEDULE:

VINYL BASE				
VB-1	JOHNSONITE:	STYLE: 4"	COLOR: T.B.D	
PLASTIC LAMINATE				
PL-1 (HORIZONTAL)	WILSONART:	STYLE: T.B.D COLOR: T.B.D	FINISH: T.B.D	
PL-2 (VERTICAL)	WILSONART:	STYLE: T.B.D. COLOR: T.B.D	FINISH: T.B.D	
PAINT				
P-1	BENJAMIN MOORE:	STYLE: ECO SPEC	COLOR: T.B.D.	FINISH: EGGSHELL
P-2	BENJAMIN MOORE:	STYLE: ECO SPEC	COLOR: T.B.D.	FINISH: ALKYD SEMI-GLOSS

MASCIONI & BEHRMANN
Architecture & Engineering, P.C.
232 Madison Avenue, Suite 502
New York, NY 10016
Tel: (212) 683-0561 Fax:(212) 213-6283
Email: info@mb-arch.com

VNSNY C.M.H.S. RELOCATION
286 LENOX AVE., NEW YORK, N.Y. 10027

05.03.18	Date:	04.02.18	SK-4.06
06.22.18	By:	SK/ES	
	Job:	170206	

TOILET ACCESSORY SCHEDULE

BOBRICK AS STANDARD

- T-1 SOAP DISPENSER (AT ALL SINKS) (GOJO PROVON FMX-12 PLASTIC DISPENSER KIT - DOVE GRAY)
- T-2 MIRROR - 18" X 30" (FOR ALL SINKS) (B-293-1830)
- T-3 GRAB BAR " X 36", PROVIDE SOLID WOOD BLOCKING FOR MOUNTING (BEHIND ALL WATER CLOSETS) (B-5806 x 36)
- T-4 GRAB BAR " X 42", PROVIDE SOLID WOOD BLOCKING FOR MOUNTING (AT SIDE OF ALL WATER CLOSETS) (B-5806 x 42)
- T-5 GRAB BAR " X 18", PROVIDE SOLID WOOD BLOCKING FOR MOUNTING (ABOVE ALL SIDE GRAB BARS) (B-5806 x 18)
- T-6 MULTI-ROLL TOILET TISSUE DISPENSER (USE AT ALL WATER CLOSETS) (KIMBERLY-CLARK PROFESSIONAL CORELESS JRT TWIN BATHROOM TISSUE DISPENSER)
- T-7 RECESSED CONVERTIBLE AUTOMATIC UNIVERSAL ROLL PAPER TOWEL DISPENSER AND WASTE RECEPTACLE (B-3974)
- T-8 RECESSED TOILET SEAT COVER DISPENSER (B-301)
- T-9 COAT HOOK (B-6727)
- T-10 SURFACE MOUNTED SANITARY NAPKIN DISPOSAL

PANEL BOARD NOTES:

1. PROVIDE TYPEWRITTEN DIRECTORIES FOR ALL PANEL BOARDS.
2. ALL BRANCH CIRCUITS SHALL BE BALANCED WITH RESPECT TO PHASES AND BETWEEN PANELS IRRESPECTIVE OF CIRCUIT NUMBERS INDICATED ON DRAWINGS.
3. PROVIDE SCREW-FASTENED TYPE ENGRAVED LAMICOID NAMEPLATE FOR ALL NEW AND EXISTING PANEL BOARDS.
4. TURN OFF CIRCUIT BREAKERS THAT ARE NOT USED OR CONNECTED.
5. PROVIDE LOCKING TAB DEVICE FOR EMERGENCY/NIGHT LIGHT CIRCUIT BREAKERS.
6. PROVIDE GFCI TYPE CIRCUIT BREAKERS FOR CIRCUITS FEEDING REFRIGERATOR, WATER COOLERS AND MICROWAVES U.O.N.
7. ELECTRICAL CONTRACTOR SHALL PROVIDE PROPER IDENTIFICATION LABELING ON PANEL SCHEDULE FOR ALL CIRCUIT BREAKERS FEEDING ELECTRIFIED FURNITURE INDENTIFYING FURNITURE CLUSTER AND THE ASSOCIATED CIRCUIT BREAKERS FEEDING IT.
8. ALL FURNITURE SYSTEM CIRCUIT BREAKERS GROUPED TOGETHER SHALL HAVE A HANDLE LOCKING TAB TO TRIP ALL BREAKERS.

PLUMBING FIXTURE SCHEDULE

P-1	WATER CLOSET - AMERICAN STANDARD - MADERA 3043.001 (WHITE) WITH 1.28 GPF SENSOR OPERATED FLUSHOMETER VALVE DC POWER #6065.161.002 SEAT: AMERICAN STANDARD 59.85.100
P-2	LAVATORY - AMERICAN STANDARD - 9141.011 (WHITE)
P-2A	LAVATORY FAUCET - AMERICAN STANDARD INNSBROOK SELECTRONIC 6058.205 0.5 GPM WITH PK00.PAC POWER KIT & 605XTMV1070 MIXING VALVE
P-2B	LAVATORY CARRIER - JAY R. SMITH - 0750-27-M31 LAVATORY SUPPORTS WITH CONCEALED ARMS
P-3	DRINKING FOUNTAIN - ELKAY - LZSTL8WSVRLK EZH2O BOTTLE FILLING STATION & VERSATILE BI-LEVEL ADA COOLER
P-4	PANTRY SINK - ELKAY - LRAD 151755 LUSTERTONE SINGLE BOWL SINK 15" L X 17.5" W X 5.5" DEEP WITH (2) 1.5" DIAMETER FAUCET HOLES 4" ON CENTER
P-4A	PANTRY SINK FAUCET - AMERICAN STANDARD - 6275.000 HERITAGE TWO-HANDLE TOP-MOUNT SINK WITH LEVER HANDLES



2-1/2" STUDS
FACE OF EXIST. WALL
1'-0"
UP TO UNDERSIDE OF CABLE TRAY + 9'-0"
CABLE TRAY ABOVE

BOXED-OUT WALL FOR CONDUIT FOR POWER & DATA

N.T.S.

MASCIONI & BEHRMANN
Architecture & Engineering, P.C.
232 Madison Avenue, Suite 502
New York, NY 10016
Tel: (212) 683-0561 Fax:(212) 213-6283
Email: info@mb-arch.com

VNSNY C.M.H.S. RELOCATION
286 LENOX AVE., NEW YORK, N.Y. 10027

Date: 04.02.18
By: SK/ES
Job: 170206

SK-1.01